Exhibit 99.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

GP INVESTMENT HOLDINGS, LLC

a Delaware Limited Liability Company

August 5, 2013

MEMBERSHIP INTERESTS IN GP INVESTMENT HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED UNDER SUCH ACTS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.  THIS LIMITED LIABILITY COMPANY AGREEMENT CONTAINS ADDITIONAL RESTRICTIONS ON SALES AND OTHER TRANSFERS OF MEMBERSHIP INTERESTS.

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Article I DEFINITIONS		1
1.1	Definitions.	1
1.2	Construction.	13
1.3	GAAP and Consolidation.	13

Article II ORGANIZATION		13
2.1	Formation.	13
2.2	Name.	13
2.3	Registered Office; Registered Agent; Principal Office in the United States; Other Offices.	13
2.4	Purposes and Powers.	13
2.5	Qualification in Other Jurisdictions.	15
2.6	No State-Law Partnership.	15
2.7	Term.	15

Article III MEMBERSHIP AND MEMBERSHIP INTERESTS		15
3.1	Admission as Members.	15
3.2	Units of Membership Interests.	15
3.3	Future Issuances of Equity Securities; Admission Procedures.	16
3.4	Preemptive Rights.	17
3.5	Unit Certificates.	18
3.6	Non-Equity Securities.	18
3.7	Nature of Interests.	18

Article IV CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS		18
4.1	Capital Contributions.	18
4.2	Reserve.	18
4.3	Subsequent Capital Contributions.	19
4.4	No Return of Capital Contributions.	19
4.5	Capital Accounts.	19

Article V ALLOCATIONS		20
5.1	General Allocation Rule.	20
5.2	Special Allocations.	20
5.3	Other Allocation Rules.	22
5.4	Contributed Property; Code Section 704(c).	22
5.5	Intent of Allocations.	23
5.6	Acknowledgment of Allocation Rules.	23

Article VI DISTRIBUTIONS		23
6.1	General.	24
6.2	Tax Distributions.	24
6.3	Amounts Withheld.	24

i

(continued)

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Article VII MANAGEMENT BY BOARD OF MANAGERS		24
7.1	Board of Managers.	24
7.2	No Member Management.	25
7.3	Number of Managers.	25
7.4	Qualifications.	25
7.5	Election; Term.	25
7.6	Vacancies.	25
7.7	Removal.	25
7.8	Place of Meetings.	25
7.9	Regular Meetings.	25
7.10	Special Meetings.	26
7.11	Attendance at and Notice of Meetings.	26
7.12	Quorum of and Action by Managers.	26
7.13	Unanimous Written Consent.	26
7.14	Telephonic Meetings.	26
7.15	Compensation; Reimbursement of Expenses.	26
7.16	Intentionally Omitted.	26
7.17	Minutes of Meetings.	27
7.18	Outside Activities of Managers; Competition.	27
7.19	Interested Transactions.	27
7.20	Reliance by Third Parties.	28

Article VIII OFFICERS		28
8.1	Qualifications.	28
8.2	Authority.	28
8.3	Designation and Election.	29
8.4	Vacancies.	29
8.5	Removal.	29
8.6	Chief Executive Officer.	29
8.7	President; Vice Presidents; Chief Financial Officer.	29
8.8	Secretary.	29
8.9	Delegation of Authority.	30
8.10	Initial Officers.	30

Article IX MEETINGS OF MEMBERS		30
9.1	Place of Meetings.	30
9.2	Annual Meeting.	30
9.3	Special Meetings.	30
9.4	Notice of Meeting.	30
9.5	Record Dates.	31
9.6	Quorum.	31
9.7	Voting.	31
9.8	Conduct of Meetings of Members.	32
9.9	Proxies.	32

(continued)

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9.10	Written Consent.	33
9.11	Telephonic Meetings.	33

Article X TRANSFER OF INTERESTS		33
10.1	Register.	33
10.2	Record Holders.	33
10.3	Assignment of Rights.	33

Article XI RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS		33
11.1	Restrictions on Transfer of Units and other Equity Securities.	33
11.2	Options to Purchase Units Proposed to be Transferred.	34
11.3	Value Determination.	42
11.4	Transfer Costs and Expenses.	43
11.5	Prohibited Transfers.	43
11.6	Admission of Substituted Members.	43
11.7	Rights of Unadmitted Members.	44
11.8	Treatment of Transferred Membership Interests.	44

ARTICLE XII BOOKS, RECORDS AND INFORMATION; FISCAL YEAR		45
12.1	Books and Records.	45
12.2	Financial Statements and Tax Information.	45
12.3	Fiscal Year.	46

Article XIII TAX MATTERS		46
13.1	Partnership for Tax Purposes.	46
13.2	Tax Matters Member.	46
13.3	Tax Returns.	46
13.4	Tax Elections.	46

Article XIV LIABILITY AND INDEMNIFICATION		47
14.1	No Liability for Company Debts; Limited Liability.	47
14.2	Good Faith Actions; Exculpation.	47
14.3	Indemnification.	48
14.4	Company Responsibility for Indemnification Obligations.	50

Article XV DISSOLUTION, LIQUIDATION AND TERMINATION		51
15.1	Dissolution.	51
15.2	Liquidation.	51
15.3	Application of Company Assets.	52
15.4	Deficit Capital Accounts.	52
15.5	Certificate of Cancellation; Termination.	52
15.6	Claims of the Members.	53
15.7	Waiver of Partition.	53

(continued)

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Article XVI MISCELLANEOUS		53
16.1	Confidentiality.	53
16.2	Representations and Warranties of the Members.	54
16.3	Notices.	55
16.4	Fees and Expenses.	55
16.5	Amendment.	55
16.6	Waiver.	56
16.7	Entire Agreement.	56
16.8	Parties in Interest; Assignment.	56
16.9	Severability.	56
16.10	Specific Enforcement.	57
16.11	Joinder of Spouses.	57
16.12	Notice to Members.	57
16.13	Counterparts.	57
16.14	Counsel to Main Street.	57
16.15	Authorization of Certain Transactions.	58
16.16	Governing Law.	58

LIMITED LIABILITY COMPANY AGREEMENT
OF
GP INVESTMENT HOLDINGS, LLC
a Delaware Limited Liability Company

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of GP Investment Holdings, LLC, a Delaware limited liability company (the “Company”), dated and effective as of August 5, 2013 (the “Effective Date”), is agreed to and adopted by the Members (as defined below) and the Company.

ARTICLE I
DEFINITIONS

1.1           Definitions.  As used in this Agreement, the following terms have the following meanings:

“Acquisition Transaction” means the acquisition by the Company from Seller of all the capital stock of Glowpoint, Inc. held by Seller, including all shares of Common Stock and Preferred Stock of Glowpoint, Inc. held by Seller, and the other transactions contemplated by the Purchase Agreement.

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in his Capital Account at the end of the relevant Allocation Year, after giving effect to the following adjustments:

(i)           credit to that Member’s Capital Account of any amounts which that Member is deemed obligated to restore pursuant to the penultimate sentence in each of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and

(ii)           debit to that Member’s Capital Account of the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted accordingly.

“Admitted Member” means any Person admitted as a Member accordance with Section 3.3.

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified in the introductory paragraph.

“Allocation Period” means the time period for which Allocations are determined.

“Allocation Year” means (i) the period commencing on the Effective Date and ending on December 31, 2013, (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31, and (iii) any portion of a period described in clauses (i) or (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article V.

“Board of Managers” has the meaning specified in Section 7.1.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which commercial banking institutions located in Houston, Texas are authorized or required to close.

“Capital Accounts”  means the capital accounts to be established and maintained for the respective Members under Article IV.

“Capital Contributions”  means, with respect to a Member, the amount of money, and the agreed net value of any assets other than money, contributed to the Company by that Member.  References in this Agreement to the Capital Contributions of a Member include Capital Contributions made by that Member’s predecessors in interest.

“Certificate” has the meaning specified in Section 2.1.

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and/or the Exchange Act.

“Company” has the meaning specified in the introductory paragraph.

“Confidential Information” means any proprietary or confidential information of or relating to the Company, including any business information, intellectual property, trade secrets or other information relating to the businesses, products, services, customers, technology, assets or liabilities of the Company, except for any information that is generally available to the public (otherwise than through a breach by the party disclosing the same of its obligations under this Agreement).

“Controlled Entity” means, with respect to any Person, any entity that is and continues to be “exclusively controlled” by such Person, with the term “exclusively control” meaning for purposes of this definition, the exclusive power to direct the management and policies of such entity, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

“Covered Person” means (i) a Member, Manager, officer and the Board of Managers of the Company, and (ii) to the extent determined by the Board of Managers, any other employee or agent of the Company or any of its Affiliates.

“Deadlock” has the meaning specified in Section 7.12.

“Depreciation” means, for each Allocation Year or other period, an amount equal to the depreciation, amortization (including pursuant to Code Sections 195, 197, and 709), or other cost recovery deduction allowable with respect to a Company asset for such Allocation Year or period for federal income tax purposes, except that (1) with respect to an asset the Gross Asset Value which differs from its adjusted basis for federal income tax purposes and which difference is being eliminated by use of the “remedial method” as defined in the Treasury Regulations Section 1.704-3(d), “Depreciation” for such period shall be the amount of the book basis recovered for such period under the rules prescribed in Treasury Regulations Section 1.704-3(d)(2), and (2) with respect to any other asset the Gross Asset Value of which differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, “Depreciation” means an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, “Depreciation” means an amount determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

“Designated Tag-Along Units” has the meaning specified in Section 11.2(d)(iii).

“Drag-Along Members” has the meaning specified in Section 11.2(d)(vi).

“Drag-Along Notice” has the meaning specified in Section 11.2(d)(vi).

“Drag-Along Right” has the meaning specified in Section 11.2(d)(vi).

“Effective Date” has the meaning specified in the preamble of this Agreement.

“Equity Securities” means equity securities of the Company, and includes Units of all classes (including non-voting), whether or not now authorized, and all options, warrants, rights, subscriptions, and other securities, agreements, or commitments convertible into, or exchangeable for, or evidencing a right to receive or purchase Units or other equity securities of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

“Fair Market Value” means, for purposes of this Agreement, the fair market value with no deduction for lack of marketability or minority interest; determined in accordance with the procedures set forth in Section 11.3.

“Family Group” means, with respect to any natural Person, such Person’s spouse, parents and descendants (whether natural or adopted).

“First Resort Indemnitors” has the meaning specified in Section 14.4.

“Fully Diluted Basis” means, with respect to the Equity Securities at any time of determination, the number of Units that would be issued and outstanding at such time, assuming that all options, rights, warrants or other convertible or derivative securities or instruments or other rights to acquire Units have been exercised or converted, as applicable, in full, regardless of whether any such options, rights, warrants, convertible or derivative securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

“Fully Diluted Percentage Interest” means, with respect to any Member or other holder of Equity Securities, as of any date, the proportionate amount of Units held by such Member or other holder in relation to the total number of Units that are then outstanding on a Fully Diluted Basis.  The initial Fully Diluted Percentage Interest of each Member and other holder of Equity Securities is as set forth on Exhibit A at the time of the execution of this Agreement.  In the event all or any portion of a Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Fully Diluted Percentage Interest of the transferor to the extent it relates to the transferred Membership Interest.

“GAAP” means United States generally accepted accounting principles consistently applied throughout the specified period and, if applicable, the immediately preceding comparable period.

“Governmental Entity” means any U.S. federal, state, local or foreign court, executive office, legislature, governmental agency or ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except that:

(i)           the initial “Gross Asset Value” of any asset contributed by a Member to the Company shall be the gross fair market value of that asset, as determined by the Board of Managers;

(ii)           the “Gross Asset Values” of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as determined by the Board of Managers as of the following times:  (A) the acquisition of an interest in the Company by any new or existing Member in exchange for such Member’s contribution of money or other property to the Company or such Member’s provision of services to or for the benefit of the Company; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (D) such other times the Board of Managers reasonably determines necessary or advisable in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, provided that an adjustment described in clauses (A) and (B) of this subsection (ii) shall be made only if the Board of Managers reasonably determines that an adjustment is necessary to reflect the relative economic interests of the Members in the Company;

(iii)           the “Gross Asset Value” of any Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Board of Managers; and

(iv)           the “Gross Asset Values” of Company assets shall be increased (or decreased) to reflect any adjustments to their adjusted basis pursuant to Code Sections 734(b) or 743(b), but only to the extent that the adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (vi) of the definition of “Profits” and “Losses”; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that an adjustment pursuant to subsection (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to the foregoing subsection (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

“Hypothetical Tax Amount” has the meaning specified in Section 6.2.

“Indebtedness” of a Person means (i) any indebtedness for borrowed money or deferred purchase price of property as evidenced by a note, bond, or other instrument, (ii) obligations to pay money as lessee under capital leases, (iii) to the extent of the fair market value of any asset owned or held by such Person, obligations secured by any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind existing on such asset whether or not such Person has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement (the amount of such obligation shall be deemed to be the amount that would be required to be paid by such Person to sell, unwind or terminate the swap transaction), (v) obligations under accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v) above; provided, that Indebtedness shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

“Indemnifiable Losses” has the meaning specified in Section 14.3(a).

“Last Resort Indemnitors” has the meaning specified in Section 14.4.

“Law” means a law, statute, ordinance, rule, code or regulation enacted or promulgated, or order, directive, instruction or other legally binding guideline or policy issued or rendered by, any Governmental Entity.

“Lien” means a lien, mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, easement, preference, priority, assessment, security interest, charge, claim, adverse claim, levy, interest of other Persons, or any other encumbrance of any kind.

“Liquidating Agents” has the meaning specified in Section 15.2.

“Main Street” means Main Street Capital Corporation, a Maryland corporation and its successors and assigns.

“Main Street Counsel” has the meaning specified in Section 16.14.

“Main Street Manager” has the meaning specified in Section 9.7(b).

“Main Street Observer” has the meaning specified in Section 9.7(b)(iii).

“Manager” shall mean any member of the Board of Managers.

“Member” means each of, and “Members” means collectively, the Persons executing this Agreement effective as of the Effective Date or hereafter admitted to the Company as a member as provided in this Agreement, and for purposes of Section 3.4 and Article XI shall include all holders of Units on a Fully Diluted Basis; but, does not include any Person who has ceased to be a member in the Company.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Treasury Regulations.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such  Member Nonrecourse Debt were treated as a Nonrecourse Liability, as set forth in Section 1.704-2(i)(2) of the Treasury Regulations.

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

“Membership Interests” means the ownership interests of the Members in the Company, including rights to liquidating and other distributions, allocations, and information, and the right to vote, consent or approve (but only to the extent set forth in this Agreement).

“Minimum Gain” means the aggregate gain, if any, that would be realized by the Company for purposes of computing income or loss with respect to each Company asset if each Company asset were to be disposed of by the Company in a taxable transaction in full satisfaction of all nonrecourse liabilities of the Company secured by that asset.  “Minimum Gain” with respect to each Company asset shall be further determined in accordance with the rules of Section 1.704-2(d) of the Treasury Regulation and any subsequent rule or regulation governing the determination of minimum gain.  A Member’s share of Minimum Gain at the end of any Allocation Year shall equal the aggregate Nonrecourse Deductions allocated to the Member (or his predecessors in interest) up to that time, less that Member’s (and his predecessors’) aggregate share of decreases in Minimum Gain determined in accordance with Section 1.704-2(g) of the Treasury Regulation.

“MSCII” means Main Street Capital II, LP, a Delaware limited partnership and its successors and assigns.

“MSMF” means Main Street Mezzanine Fund, LP, a Delaware limited partnership and its successors and assigns.

“Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations.

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

“Offered Units” has the meaning specified in Section 11.2(a).

“Organizational Expenses” means all costs and expenses incurred in connection with the formation and organization of the Company and the preparation and execution of this Agreement, including all out-of-pocket legal, accounting, printing, travel and filing fees and expenses.

“Outside Managers” means those individuals from time to time serving as Managers who are not officers or employees of the Company or one or more of its Subsidiaries.

“Percentage Interest” means, with respect to any Member, as of any date, the proportionate amount of Units held by such Member in relation to the total number of Units that are then outstanding.  The initial Percentage Interest of each Member is as set forth on Exhibit A at the time of the execution of this Agreement.  In the event all or any portion of a Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Percentage Interest of the transferor to the extent it relates to the transferred Membership Interest.

“Permitted Transfer” means any of the following Transfers by a Transferor Member of any Unit(s) or other Equity Security(ies) in the Company:

(v)           (A) a sale, assignment, conveyance, gift or other disposition to (I) any Controlled Entity of such Transferor Member or (II) the trustee of any Permitted Trust with respect to such Transferor Member, and (B) any subsequent sale, assignment, conveyance, gift or other disposition from such Controlled Entity or Permitted Trust to the Transferor Member that previously owned such Units or other Equity Securities;

(vi)           a sale, assignment, conveyance, gift or other disposition to one or more members of the Transferor Member’s Family Group or to any Controlled Entity of one or more members of the Transferor Member’s Family Group; provided, that no Transferor Member shall Transfer Units or other Equity Securities pursuant to this subsection (ii) if such Transferred Units and other Equity Securities constitute (collectively with any and all other Units and other Equity Securities previously Transferred by such Transferor Member pursuant to this subsection (ii)) (A) a Percentage Interest of more than ten percent (10%), or (B) twenty percent (20%) of the Units or other Equity Securities held by such Transferor Member immediately prior to such Transfer or Transfers;

(vii)           a transfer to the Company or one or more Members pursuant to the exercise of any of (A) the purchase options described in Section 11.2 hereof, (B) the purchase rights under one or more separate agreements of the Company with certain employee Members, if any, or (C) the call or put rights under Article XII of this Agreement;

(viii)           in the case of a Transferor Member which is a corporation, limited liability company or partnership, a distribution from such corporation, limited liability company or partnership to its shareholders, members or partners, as applicable; or

(ix)           a transfer to or from Main Street, MSMF or MSCII or any of their respective Affiliates.

“Permitted Trust” means, with respect to any Transferor Member that is a natural person, any trust (a) that is held exclusively for the benefit of such Transferor Member or members of such Transferor Member’s Family Group, (b) with respect to which the initial and any successor sole trustee is the Transferor Member, and (c) with respect to which the governing trust agreement requires that no Person other than the Transferor Member shall serve as trustee prior to the termination of this Agreement (unless the Transferor Member is deceased, incapacitated or otherwise not qualified to serve).

“Person” means any individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, syndicate, governmental authority or other entity or organization.

“Pessin Group” means the Sandra and Norman Pessin and Brian Pessin.

“Preemptive Rights” has the meaning specified in Section 3.4(b).

“Pro Rata Share” means the ratio determined by dividing the specified Fully Diluted Percentage Interest of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the specified Fully Diluted Percentage Interests of all Members to whom that provision is stated to apply.

“Proceeding” has the meaning specified in Section 14.3(a).

“Profits” and “Losses” means (and “Profits” and “Losses,” respectively, when used independently of each other, mean), for each Allocation Year or other period, an amount equal to the Company’s taxable income or loss for that Allocation Year or other period, determined in accordance with Code Section 703(a) (with all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) to be included in taxable income or loss), with the following adjustments (without duplication):

(i)           any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing “Profits” or “Losses” pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(ii)           any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing “Profits” or “Losses” under this definition, shall be subtracted from such taxable income or loss (meaning, in the case of a loss, that the amount of the loss shall be increased);

(iii)           if the Gross Asset Value of any Company asset is adjusted pursuant to subsections (ii) or (iii) of the definition of Gross Asset Value, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing “Profits” or “Losses”;

(iv)           gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value;

(x)           in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

(xi)           to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing “Profits” or “Losses”; and

(xii)           notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 5.2 shall not be taken into account in computing “Profits” or “Losses”.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.2 shall be determined by applying rules analogous to those set forth in subsections (i) through (vi) above.  Distribution of an asset to one or more Members shall constitute a disposition of that asset for purposes of this definition.

“Prohibited Transfer” has the meaning specified in Section 11.5(a).

“Proposed Acquisition Transaction” means any transaction or series of related transactions that would result in any of the following:

(xiii)           the sale of all or substantially all of the Units and other Equity Securities of the Company, with each Member receiving its Percentage Interest of the aggregate proceeds of such sale;

(xiv)           the sale of all or substantially all of the assets of the Company; or

(xv)           a merger, consolidation, reorganization, recapitalization or other similar transaction with the Company that would result in the Members of the Company immediately prior to such merger, consolidation, reorganization or other similar transaction owning less than fifty percent (50%) of the equity securities or other equity interests (measured by voting power) of the surviving, resulting or acquiring entity (or of its parent if such parent owns one hundred percent (100%) of the surviving, resulting or acquiring entity); provided, that each Member shall receive its Percentage Interest of the aggregate proceeds, merger consideration or other consideration of such transaction.

“Proposed Equity Securities” has the meaning specified in Section 3.4(a).

“Proposed Issuance” has the meaning specified in Section 3.4(a).

“Purchase Agreement” means the Stock Purchase Agreement by and between the Company and Seller of even date herewith, as hereafter amended or modified.

“Record Holder” means the Person in whose name a Unit is registered in the Register as of the close of business on a particular day.

“Register” has the meaning specified in Section 10.1.

“Required Vote” has the meaning specified in Section 9.7(a).

“Reoffer Period” has the meaning specified in Section 11.2(b)(iii).

“Reserve” has the meaning specified in Section 4.2.

“Sale Notice” has the meaning specified in Section 3.4(a).

“Securities Act” means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

“Seller” means Vicis Capital Master Fund.

“Subsequent Contribution Member” means any Member making a subsequent Capital Contribution in accordance with Section 4.3.

“Subsidiary” means any corporation, partnership or limited liability company of which the Company from time to time owns, directly or indirectly through one or more other corporations, partnerships or limited liability companies, fifty percent (50%) or more of the outstanding capital stock or partnership or membership interests having general voting power.

“Tag-Along Notice” has the meaning specified in Section 11.2(d)(iii).

“Tag-Along Purchaser” has the meaning specified in Section 11.2(d)(iii).

“Tag-Along Rights” has the meaning specified in Section 11.2(d)(iii).

“Tag-Along Sale Date” has the meaning specified in Section 11.2(d)(iii).

“Tag-Along Units” has the meaning specified in Section 11.2(d)(iii).

“Tax Matters Member” has the meaning specified in Section 13.2.

“Taxing Authority” means any Governmental Entity responsible for the imposition, assessment, enforcement or collection of any tax.

“Transfer” or “Transferred” means any change in the ownership of any Unit(s) or other Equity Security(ies) in the Company, whether made voluntarily or involuntarily by operation of law, including, but not limited to:

(xvi)           a sale, assignment, conveyance, gift or other disposition (other than by operation of law or as otherwise described in clauses (ii) through (ix) below) to any Person, including but not limited to any terminating or non-terminating distribution from a Permitted Trust or from any other trust that is not a Permitted Trust (whether voluntarily or involuntarily or by operation of law);

(xvii)           a transfer to the personal representative of the estate of a Member upon such Member’s death, and any subsequent transfer from such personal representative to the heirs of the deceased Member under his or her will or by the laws of descent and distribution;

(xviii)           a transfer to a judicially appointed personal representative as a result of the adjudication by a court of competent jurisdiction that the Transferor Member is mentally incompetent to manage his or her person or property;

(xix)           a transfer to the Transferor Member’s spouse or former spouse, or heirs of such spouse or former spouse, in connection with a division of their community property in the event of a divorce involving the Transferor Member and such spouse or former spouse;

(xx)           to the Transferor Member’s spouse or former spouse, or heirs of such spouse or former spouse, in connection with a division of their community property upon the death of the Transferor Member or such spouse;

(xxi)           a general assignment for the benefit of creditors, or any assignment to a creditor resulting from the creditor’s foreclosure upon (or assignment in lieu of such foreclosure) or execution against any Lien on such Unit(s) or other Equity Security(ies);

(xxii)           the filing by the Transferor Member of a voluntary bankruptcy petition;

(xxiii)           the entry of a judicial order granting the relief requested by the petitioner in an involuntary bankruptcy proceeding filed against the Transferor Member; or

(xxiv)           any Permitted Transfer.

“Transfer Notice” has the meaning specified in Section 11.2(a).

“Transferor Member” has the meaning specified in Section 11.1.

“Treasury Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are issued, supplemented and amended from time to time.

“Unit Certificate” has the meaning specified in Section 3.5.

“Units” means the units into which the Membership Interests are divided as provided in this Agreement.

1.2           Construction.  Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter.  All references to “Articles”, “Sections”, “subsections” and “clauses” refer to articles, sections, subsections and clauses of this Agreement, unless otherwise specified.  The captions in this Agreement are for convenience only, and shall not affect the meaning or interpretation of this Agreement.  In this Agreement, “including” is used only to indicate examples, without limitation as to the indicated examples, and without limiting any generality that precedes it.

1.3           GAAP and Consolidation.  For financial reporting purposes, all Company financial statements referred to in this Agreement, and all references to the assets, liabilities, revenues, income, expenses, losses and financial position and results of operations of the Company shall be prepared, presented and determined in accordance with GAAP and, to the extent required or permitted by GAAP, on a consolidated basis for the Company and its consolidated Subsidiaries.

ARTICLE II
ORGANIZATION

2.1           Formation.  The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (as amended from time to time, the “Certificate”) with the Secretary of State of Delaware pursuant to the Act.

2.2           Name.  The name of the Company is “GP Investment Holdings, LLC”.  All Company business shall be conducted in that name or such other names that comply with applicable Law as the Board of Managers may select from time to time.

2.3           Registered Office; Registered Agent; Principal Office in the United States; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by Law.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by Law.  The principal office of the Company in the United States shall be at such place as the Board of Managers may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there as required by the Act and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware.  The Company may have such other offices as the Board of Managers may designate from time to time.

2.4           Purposes and Powers.  The Company is being formed to (i) purchase capital stock of Glowpoint, Inc. pursuant to the Purchase Agreement and, in connection therewith, exercise all the rights and powers conferred on, and perform or comply with all obligations incurred by or imposed on, the Company in relating to  the ownership of the capital stock of Glowpoint, Inc.; and (ii) do anything necessary or convenient to the conduct and promotion of the business of the Company.

The Company shall have all such powers as are necessary or appropriate to carry out the purpose of the Company, including the power to:

(a)           conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States or in any foreign country;

(b)           acquire (by purchase, lease, contribution of property or otherwise), own, hold, operate, maintain, improve, lease, sell, convey, mortgage, transfer or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(c)           enter into, perform and carry out contracts and leases (including contracts and leases with any Member, Manager or officer of the Company or any Affiliate of them) necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(d)           extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any contracts or leases entered into by the Company;

(e)           purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other securities or obligations of or interests in domestic or foreign corporations, associations, general or limited partnerships, trusts or limited liability companies;

(f)           invest and reinvest its funds, and to take and hold real and personal property for the payment of funds so loaned or invested;

(g)           sue and be sued, complain and defend, and participate in administrative or other proceedings, in the name of the Company or otherwise, and pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company;

(h)           appoint employees and agents of the Company, and define their duties and fix their compensation;

(i)           indemnify any Person in accordance with and subject to applicable Law and to obtain any and all types of insurance;

(j)           exercise all general powers granted under the Act; and

(k)           take all such other actions and to make, execute, acknowledge and file any and all documents or instruments related to the exercise of any of the foregoing powers or otherwise necessary, convenient or incidental to the accomplishment of the purpose of the Company.

2.5           Qualification in Other Jurisdictions.  The Board of Managers shall cause the Company to be qualified, formed or registered under limited liability company acts, assumed or fictitious name statutes or similar Laws in any jurisdiction in which the Company transacts business and in which the Board of Managers determines that qualification, formation or registration is necessary or appropriate.  Any officer of the Company designated by the Board of Managers shall have the authority to execute, deliver and file such certificates and other instruments (and any amendments thereto or restatements thereof) as are necessary for the Company to be qualified, formed or registered under limited liability company acts, assumed or fictitious name statutes or similar Laws in any jurisdiction in which the Company transacts business.

2.6           No State-Law Partnership.  The Company shall not be a general or limited partnership or a joint venture, and no Member, by virtue of his status as a member of the Company,  shall be a partner or joint venturer of any other Member, for any purpose other than federal and state income tax purposes, and this Agreement shall not be construed to suggest otherwise.

2.7           Term.  The Company commenced upon the filing of the Certificate with the Secretary of State of Delaware and shall continue in existence indefinitely or until such earlier time as this Agreement may specify.

ARTICLE III
MEMBERSHIP AND MEMBERSHIP INTERESTS

3.1           Admission as Members.  The Members as of the Effective Date are set forth on Exhibit A hereto, which is hereby incorporated by reference, and each Member holds the number of Units set forth opposite such Member’s name on Exhibit A hereto.  Any Person to whom a Membership Interest is issued by the Company after the Effective Date in accordance with the terms and conditions of this Agreement shall be admitted as a Member upon compliance with all applicable requirements of Section 3.3.  Any Person to whom a Membership Interest is Transferred in accordance with the terms and conditions of this Agreement shall be admitted as a Member upon compliance with the applicable requirements of Article X and Article XI.

3.2           Units of Membership Interests.

(a)           The Membership Interests shall be divided into and represented by, and the Company shall have the authority to issue, a single class of Units of Membership Interests consisting initially of 1,000 Units (the “Units”) and fractions thereof.  Subject to the terms and conditions of this Agreement, the Company may also issue additional Units for such consideration and such purposes as the Board of Managers may determine from time to time.

(b)           Except as provided in Section 3.4 of this Agreement or in a separate agreement with the Company, no Unit will entitle its holder to (i) any preemptive or preferential right to acquire or subscribe for any Units of any class or series, whether now or hereafter authorized, which at any time the Company may issue, offer for sale or sell, or (ii) any right to cumulate votes in any election of Managers.

3.3           Future Issuances of Equity Securities; Admission Procedures.

(a)           Subject to Section 3.4 below, the Company may issue Equity Securities (in addition to the Units issued or authorized to be issued by Section 3.2) to Members or any other Persons, for any purpose, upon authorization of the Board of Managers and without the approval of the Members.  The Company may assume liabilities in connection with the issuance of Equity Securities if the Board of Managers so determines.  The Board of Managers shall determine the consideration for, and the terms and conditions of, any future issuance of Equity Securities.  In connection with any such issuance, the officers of the Company shall do all such things as they determine are necessary or appropriate, including the filing of any certificates or other documents with any Governmental Entity.

(b)           The admission of any Person as a Member upon the issuance of Equity Securities pursuant to this Section 3.3, or pursuant to any exercise or conversion of any exercisable or convertible Equity Securities, shall be effective only when:

(i)           such Person executes and delivers to the Company an appropriate document (in form reasonably satisfactory to the Company) in which it acknowledges and agrees that (A) such Person’s ownership of such Equity Securities shall be subject to, and that such Person shall comply with, all of the terms and conditions of this Agreement, (B) such Person shall not effect any Transfer of Equity Securities except in compliance with the terms and conditions of this Agreement, and (C) the representations and warranties contained in Section 16.2 are true and correct with respect to such Person as of the date upon which the issuance of the Equity Securities is effective;

(ii)           such Person’s spouse, if applicable, has executed and delivered to the Company an “Addendum for Spouses” in the form attached as Exhibit B to this Agreement (or in such other form as may be approved by the Company in its sole discretion); and

(iii)           such Person contributes to the Company an amount equal to such Person’s pro rata portion of the Organizational Expenses, had such Person been admitted as a Member on the Effective Date.

(c)           Any amount paid by any Person admitted as a Member pursuant to Section 3.3(b)(iii) relating to Organizational Expenses shall be paid by the Company promptly after receipt to the previously admitted Members pro rata in accordance with their Percentage Interests determined prior to such Person’s admission as a Member.

3.4           Preemptive Rights.

(a)           Sale Notice.  In the event the Company proposes to undertake an issuance of Equity Securities, the Company will obtain a commitment to purchase such Equity Securities and promptly give each Member written notice (the “Sale Notice”) of its intention to issue securities pursuant to such commitment (the “Proposed Issuance”) together with a copy of such commitment, which commitment shall describe (i) the number and class (and the rights, powers and preferences, if different from the then outstanding Units) of Units or other Equity Securities that the Company proposes to issue (the “Proposed Equity Securities”), (ii) the price and terms upon which the Company proposes to issue such Proposed Equity Securities, (iii) the identity of the purchaser or purchasers, and (iv) the number of Proposed Equity Securities that such Member is entitled to purchase, and the aggregate purchase price therefore, pursuant to their Preemptive Rights in subsection (b) below.

(b)           Preemptive Rights.  Each Member shall have the right, but not the obligation (the “Preemptive Rights”), to purchase Proposed Equity Securities, at the price and on the other terms set forth in the Sale Notice, in an amount not to exceed the total number of Proposed Equity Securities multiplied by a fraction, the numerator of which is equal to the Fully Diluted Percentage Interest of such electing Member, and the denominator of which is equal to the aggregate Fully Diluted Percentage Interests of all of the electing Members, or in such other amounts as may be mutually agreed on by the electing Members.

(c)           Exercise Notice.  Each Member will have ten (10) days from the date of receipt of any Sale Notice to:

(i)           agree to purchase its Fully Diluted Percentage Interest or lesser number of such Proposed Equity Securities pursuant to its Preemptive Rights, for the price and upon the terms specified in the commitment, by giving written notice to the Company and stating therein its decision and the quantity of Proposed Equity Securities to be purchased; or

(ii)           decline to exercise its Preemptive Rights with respect to such Proposed Issuance.

(d)           Closing.  If any Member exercises its Preemptive Rights, it shall promptly take all steps described in the Sale Notice to effectuate its purchase of the Proposed Equity Securities covered thereby, including, without limitation, the furnishing of information and other transfer documents customarily provided in connection with the execution of such sales, including such representations, warranties, agreements, covenants and indemnities as may be required by the terms of the Sale Notice.  All references to “sell” herein shall be deemed to include transfer, dispose of or otherwise convey in the manner in which such transfer is proposed to be made.

(e)           Subsequent Sale.  The Company will have forty-five (45) days following expiration of the period provided in subsection (c) above to sell the Proposed Equity Securities as to which the Members’ Preemptive Rights were not exercised, at a price and upon such other terms as are specified in the commitment and the Sale Notice.  In the event the Company has not sold such Proposed Equity Securities within said 45-day period or desires to sell such Proposed Equity Securities to a purchaser not named in the commitment or on terms that differ from those described in the commitment, the Company will not thereafter issue or sell any Equity Securities without again complying with this Section 3.4.

(f)           No Forfeiture of Rights.  No failure by any Member to exercise its Preemptive Rights with respect to any Proposed Issuance shall result in the forfeiture, limitation or other adverse effect on such Member’s Preemptive Rights with respect to any future issuances of Equity Securities by the Company.

3.5           Unit Certificates.  On the Company’s issuance of Units to any Person, the Company may, at its option, issue certificates, in such form and signed by such officer or officers of the Company as the Board of Managers authorizes or prescribes (any such certificate being a “Unit Certificate”), in the name of that Person to evidence the number and class or series of Units so issued.  The Board of Managers may prescribe rules and regulations relating to the registration of the transfer and exchange of Unit Certificates and the replacement of mutilated, destroyed, lost or stolen Unit Certificates.

3.6           Non-Equity Securities.  The Company may also issue any type of non-equity security of the Company from time to time to the Members or other Persons on terms and conditions established by the Board of Managers, which securities may include nonconvertible debt obligations of the Company.  No Member shall have any Preemptive Rights with respect to any proposed issuance of such non-equity securities by the Company.

3.7           Nature of Interests.  Membership Interests, and Units thereof, are personal property.  No Member, in his capacity as such, shall have any rights in respect of, or interest in, specific property of the Company.

ARTICLE IV
CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

4.1           Capital Contributions.  The Members have made Capital Contributions in the amounts and on the dates indicated opposite their names on Exhibit A to this Agreement in exchange for the number of Units indicated on Exhibit A.

4.2           Reserve.  The Board of Managers shall establish a reserve in the amount of $100,000 using a portion of the Capital Contributions received on the Effective Date (the “Reserve”).  Any Admitted Member shall contribute to the Reserve a portion of such Admitted Member’s Capital Contribution in an amount equal to its pro rata portion of the Reserve, had such Admitted Member been admitted on the Effective Date.  Any Subsequent Contribution Member shall contribute to the Reserve a portion of such Subsequent Contribution Member’s subsequent Capital Contribution in an amount equal to its pro rata portion of the Reserve with respect to such subsequent Capital Contribution, had such Subsequent Contribution Member made such subsequent Capital Contribution on the Effective Date.  Any amount paid by an Admitted Member or a Subsequent Contribution Member to the Reserve shall be paid by the Company promptly after receipt to the previously admitted Members pro rata in accordance with their Percentage Interests determined prior to such Admitted Member’s admission as a Member or such Subsequent Contribution Member’s subsequent Capital Contribution, as applicable.

4.3           Subsequent Capital Contributions.  No Member shall be obligated to make any Capital Contributions other than as required by Section 4.1 or Section 16.4 or by any separate and subsequent subscription or other agreement executed by a Member.  From time to time after the Effective Date, the Company may accept such Capital Contributions (in addition to those required by Section 4.1) as are authorized by the Board of Managers, in connection with the issuance of new Membership Interests or other Equity Securities or otherwise, in accordance with and as permitted by this Agreement.  Any Subsequent Contribution Member shall contribute to the Company an amount equal to such Subsequent Contribution Member’s pro rata portion of the Organizational Expenses with respect to its subsequent Capital Contribution, had such Subsequent Contribution Member made such subsequent Capital Contribution on the Effective Date.  Any amount paid by any Person as a subsequent Capital Contribution pursuant to this Section 4.3 relating to Organizational Expenses shall be paid by the Company promptly after receipt to the previously admitted Members pro rata in accordance with their Percentage Interests determined prior to such Subsequent Contribution Member’s subsequent Capital Contribution.

4.4           No Return of Capital Contributions.  Except as expressly provided elsewhere in this Agreement, a Member shall not be entitled to the return of any of his Capital Contributions, or to be paid any interest, salary or draw in respect of his Capital Contributions or Capital Account.  An unrepaid Capital Contribution shall not be a liability of the Company or any Member.

4.5           Capital Accounts.  A separate capital account (collectively, the “Capital Accounts”) shall be established and maintained for each Member.  Each Member’s Capital Account shall be increased by:

(a)           the amount of money contributed by that Member to the Company;

(b)           the initial Gross Asset Value of any property (other than money) contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is deemed to have assumed or taken subject to under Section 752 of the Code);

(c)           any Profit (or items thereof) allocated to that Member pursuant to Section 5.1; and

(d)           income or gain specially allocated to that Member pursuant to Section 5.2.

Each Member’s Capital Account shall be decreased by:

(a)           the amount of money distributed to that Member by the Company;

(b)           the Gross Asset Value of any property (other than money) distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is deemed to have assumed or taken subject to under Section 752 of the Code);

(c)           allocations to that Member of expenditures of the Company described in Section 705(a)(2)(B) of the Code;

(d)           any Loss (or items thereof) allocated to that Member pursuant to Section 5.1; and

(e)           any loss or deduction specially allocated to that Member pursuant to Section 5.2.

The Members’ Capital Accounts also shall be maintained and adjusted as permitted by the provisions of Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations and as required by the other provisions of Sections 1.704–1(b)(2)(iv) and 1.704-1(b)(4) of the Treasury Regulations, including adjustments to reflect the allocations to the Members of Depreciation, depletion, amortization, and gain or loss as computed for financial reporting purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations.  Profits and Losses from the disposition of an asset shall be reflected in the Capital Accounts prior to any distributions.

ARTICLE V
ALLOCATIONS

5.1           General Allocation Rule.  After giving effect to the special allocations set forth in Section 5.2, Profits and Losses (or to the extent necessary, individual items of income, gain, loss, or deduction) shall be allocated among the Members in a manner such that the Capital Account balance of each Member, immediately after giving effect to such allocation, is, as closely as possible (proportionately), equal to (i) the amount that would be distributed to such Member if the Company were dissolved, its affairs wound up, and its assets were sold for cash in amounts equal to their respective Gross Asset Values, all liabilities of Company were satisfied in accordance with their terms (limited, with respect to each nonrecourse liability, to the Gross Asset Values of the assets securing each such liability), and the remaining assets of Company were distributed to the Members in accordance with Section 15.3, minus (ii) the sum of (1) such Member’s share of Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of the Company’s assets described in clause (i), and (2) the amount, if any, that such Member is obligated (or deemed obligated) to contribute, in its capacity as a Member, to the Company.

5.2           Special Allocations. The following special allocations shall be made in the following order and priority:

(a)           Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, and notwithstanding any other provisions of this Article V, if there is a net decrease in Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to that Member’s share of the net decrease in Minimum Gain, determined in accordance with Section 1.704-2(g) of the Treasury Regulations.  Partial allocations pursuant to the previous sentence shall be made in proportion to the total of such amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations.  This Section 5.2(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations, and shall be interpreted accordingly.

(b)           Member Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, and notwithstanding any other provision of this Article V, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations.  Partial allocations pursuant to the previous sentence shall be made in proportion to the total of such amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations.  This Section 5.2(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted accordingly.

(c)           Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2) (ii)(d)(6) of the Treasury Regulations, items of Company income and gain shall be specially allocated to that Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 5.2(c) shall be made only if and to the extent that the Member in question would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made without regard to this Section 5.2(c).

(d)           Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of Allocation Year that is in excess of the sum of the amount such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.2(d) shall be made only if and to the extent that such Member would have a deficit in such Member’s Adjusted Capital Account after all other allocations provided in this Article V have been tentatively made as if this Section 5.2(d) or Section 5.2(c) were not a part of this Agreement

(e)           Nonrecourse Deductions.  Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in accordance with their Percentage Interests.

(f)           Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member or Members who bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

(g)           Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b), is required under Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations, to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s Membership Interest, the amount of the resulting adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with Section 5.1 if Section 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations applies, or to the Member to which such distribution was made if  Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations applies.

5.3           Other Allocation Rules.

(a)           For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board of Managers using any permissible method under Code Section 706 and the Treasury Regulations.  Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations, the Members’ interests in Profits shall be determined in accordance with their Percentage Interests.

(b)           To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the Members shall endeavor not to treat distributions made under Section 6.2 as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would not cause or increase an Adjusted Capital Account Deficit for any Member.

5.4           Contributed Property; Code Section 704(c).

(a)           The Company shall, except to the extent such item is subject to allocation pursuant to Section 5.4(b) below, allocate each item of income, gain, loss, deduction and credit, as determined for federal income tax purposes, in the same manner as such item was allocated for purposes of maintaining the Members’ Capital Accounts

(b)           In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deductions with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using the remedial allocation method described in Section 1.704-3(d) of the Treasury Regulations promulgated under Section 704(c).

(c)           If the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

(d)           Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

5.5           Intent of Allocations.  The parties intend that the foregoing Capital Account allocation provisions of this Article V shall produce final Capital Account balances of the Members that will permit liquidating distributions that are made in accordance with final Capital Account balances to be made (after unpaid loans and interest thereon, including those owed to Members, have been paid) in a manner identical to that set forth in Section 15.3.  To the extent that the Capital Account allocation provisions of Article V would fail to produce such final Capital Account balances, (i) such provisions shall be amended by the Board of Managers if and to the extent necessary to produce such result and (ii) Profits and Losses (or to the extent necessary, individual items of income, gain, loss or deduction) of the Company for prior open years shall be reallocated by the Board of Managers among the Members to the extent it is not possible to achieve such result with allocations of items of income, gain, loss or deduction for the current year and future years, as approved by the Board of Managers.  This Section 5.5 shall control notwithstanding any reallocation or adjustment of Profits and Losses or items thereof by the Internal Revenue Service or any other taxing authority.

5.6           Acknowledgment of Allocation Rules.  The Members are aware of the income tax consequences of the allocations made by this Article V, and agree to be bound by the provisions of this Article VV in reporting their shares of Company Profits and Losses for income tax purposes.

ARTICLE VI
DISTRIBUTIONS

6.1           General.  The Company, if the Board of Managers authorizes it to do so, may make distributions to the Members at such times and in such amounts as shall be determined by the Board of Managers.  Except as provided in Section 6.2 and Article XV, any distributions the Company may make pursuant to this Article VI will be at the sole discretion of the Board of Managers, after taking into account the Company’s financial position and any contractual provisions imposed on the ability of the Company to make such distributions, and, if made, will be made proportionately to the Members in accordance with their Percentage Interests.

6.2           Tax Distributions.  If and to the extent permitted by applicable Law and approved by the Board of Managers, the Company shall make a quarterly (based upon quarterly federal estimated income tax payment due dates) cash distribution to each Member in proportion to their Percentage Interests so that the aggregate amount of distributions that each Member receives (taking into account such quarterly distribution under this Section 6.2 and all other actual or deemed distributions under Section 6.1, prior distributions under this Section 6.2, and Section 6.3) as of the end of the relevant quarter equals such Member’s Hypothetical Tax Amount.  “Hypothetical Tax Amount” shall mean with respect to any Member and quarter, an amount equal to the product of (i) the combined maximum prevailing federal and highest state and local income tax rates for such quarter applicable to any Member for individuals (taking into account the deductibility of state and local taxes and the character of income and loss allocated as it effects the applicable tax rate) times (ii) the cumulative sum of income and losses allocated for tax purposes since inception of the Company with respect to the Units of such Member (or his predecessor interest holder) pursuant to this Agreement.  Any distribution under this Section 6.2 shall be treated as advances and will be taken into account in determining subsequent distributions under Section 6.1 so that each Member receives the same aggregate distributions it would have received thereunder if this Section 6.2 were not contained in this Agreement.

6.3           Amounts Withheld.  All amounts withheld or required to be withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution, or allocation to the Company or the Members and treated by the Code (whether or not withheld pursuant to the Code) or any such tax law as amounts payable by or in respect of any Member or any Person owning an interest, directly or indirectly, in such Member shall be treated as amounts distributed to the Member with respect to which such amount was withheld pursuant to this Article VI for all purposes under this Agreement.  The Board of Managers is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.

ARTICLE VII
MANAGEMENT BY BOARD OF MANAGERS

7.1           Board of Managers.  Except where any action or approval on the part of the Members or any class of Members is expressly required by this Agreement or the Act:

(a)           the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a board of managers (the “Board of Managers”) comprised of all Persons from time to time serving as the Managers of the Company, and by the officers of the Company elected by the Board of Managers under Section 8.3; and

(b)           all decisions regarding any matter set forth in this Agreement or otherwise relating to or arising out of the business of the Company shall be made by or at the direction or under the authority of the Board of Managers.

7.2           No Member Management.  Except as otherwise provided in this Agreement, and except as may be required by the Act, (i) the Members, in their capacities as such, shall not have any right, power or authority to take part in the management, operation or control of the business or affairs of the Company and (ii) the vote, approval or consent of the Members shall not be required to authorize any actions by or on behalf of the Company.  No Members or other Persons (other than Managers or officers of the Company acting as such) shall be agents of the Company or authorized to transact business in the name of the Company or to act for or on behalf of or to bind the Company.

7.3           Number of Managers.  The number of Managers comprising the Board of Managers shall be two (2), one of whom shall be appointed by Main Street and one of whom shall be appointed by the Pessin Group.

7.4           Qualifications.  Each Manager must be a natural Person.  A Manager need not be a Member or a resident of any particular State or other jurisdiction.

7.5           Election; Term.  At each annual meeting of Members, the Managers shall be elected by the vote of the Members as provided in Sections 7.3 and 9.7.  Each elected Manager shall serve until the next succeeding annual meeting of Members and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

7.6           Vacancies.  Any vacancy occurring in the Board of Managers may be filled only by the Person or group of Persons that designated the election of such Manager if such Person or group of Persons continues to hold the right to designate such Manager.  A Manager elected to fill a vacancy shall be elected for a term expiring on the date of the next succeeding annual meeting of Members.

7.7           Removal.  Any Manager may be removed at any time, with or without cause, only with the consent of the Person or group of Persons that designated the election of such Manager.

7.8           Place of Meetings.  Meetings of the Board of Managers shall be held at such places, either within or without the State of Delaware, as may be specified by the Person calling the meeting.  In the absence of specific designation, meetings of the Board of Managers shall be held at the principal office of the Company.

7.9           Regular Meetings.  The Board of Managers shall meet (telephonically or in person) at least four (4) times each year, on a quarterly or other periodic basis.  The Board of Managers shall meet in person at least once each year, preferably immediately following the annual meeting of the Members, at the place of such meeting, for the transaction of such business as may properly be brought before the Board of Managers.  No notice of regular meetings need be given to the Managers.  Regular meetings may also be held at such other times as shall be designated by the Board of Managers.

7.10           Special Meetings.  Special meetings of the Board of Managers shall be held at any time upon the call of either of the Managers or the Secretary of the Company upon the written request of any Manager.  Notice of any such special meeting shall be in writing and shall be given to each Manager at least two (2) calendar days before the date of the meeting in the manner provided in Section 16.3.

7.11           Attendance at and Notice of Meetings.  Attendance at a meeting of the Board of Managers shall constitute a waiver of notice of the meeting, except where a Manager attends a meeting for the express and sole purpose of objecting to the transaction of any business at the meeting solely on the ground that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Managers need be specified in the notice or waiver of notice of the meeting.

7.12           Quorum of and Action by Managers.  All of the Managers comprising the Board of Managers shall constitute a quorum for the transaction of business at any meeting of the Board of Managers.  Except as otherwise provided herein, the unanimous act of the Managers shall be required for any act of the Board of Managers.  If a deadlock occurs with respect to any vote or consent required by the Board of Managers on any matter under this Agreement (a “Deadlock”), the Managers shall in good faith attempt to resolve the Deadlock.  In the event said Deadlock cannot be resolved by and amongst the Managers, any Member may elect to initiate dissolution proceedings, as set forth in Section 15.1.

7.13           Unanimous Written Consent.  Any action required or permitted to be taken at any regular or special meeting of the Board of Managers may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Managers then serving on the Board of Managers (excluding for this purpose any vacancies then existing in the Board of Managers).  An executed copy of any such written consent shall be inserted into the minute books of the Company.

7.14           Telephonic Meetings.  The Managers may hold meetings by means of conference telephone or similar communications equipment by means of which all Managers participating in the meeting can hear each other.

7.15           Compensation; Reimbursement of Expenses.  The Outside Managers and the Main Street Observer shall be entitled to receive reasonable compensation for their services as shall be fixed from time to time by the Board of Managers.  In addition, Managers and the Main Street Observer shall be (a) insured under the Directors and Officers liability insurance policy of the Company, which insurance policy of the Company shall be primary to any other insurance covering such Outside Managers and the Main Street Observer, including, without limitation, any director and officer insurance policy or other insurance policy of any Member or any of its Affiliates, and (b) entitled to prompt reimbursement of all reasonable out-of-pocket expenses incurred in the course of the performance of their duties.

7.16           Intentionally Omitted.

7.17           Minutes of Meetings.  All decisions and resolutions made at a meeting of the Board of Managers (or any committee thereof) shall be reported in the minutes of its meetings, which shall state the date, time and place of the meeting, the Managers present at the meeting, the resolutions put to a vote  and the results of such voting.  Written consents of the Board of Managers (and any committee thereof) and the minutes of all meetings of the Board of Managers (and any committee thereof) shall be kept at the principal office of the Company, and a copy thereof shall be provided to any Manager who so requests within ten (10) Business Days thereafter.

7.18           Outside Activities of Managers; Competition.  The Outside Managers shall not be required to manage the Company as their sole and exclusive function, and they may have other business interests and may engage in other activities in addition to those relating to the Company.  Such other business interests and activities may be of any nature or description, and may be engaged in independently or with others; provided, however, that any Outside Manager who wishes to have business interests in, or engage in, any business that competes with the Company shall (a) provide prior written notice to the Board of Managers, (b) maintain the confidentiality of any non-public information about the Company or any of its business activities, (c) not disparage the Company or any of the officers, managers, employees or agents of the Company to any other Person, and (d) not solicit any officer, employee, independent contractor, customer, supplier or vendor to cease doing business with the Company or otherwise interfere with the Company’s business relationship with any such Person.  Neither the Company nor any Member shall have any right, by virtue of this Agreement or the relationship created hereby, in or to such other ventures or activities of the Outside Managers or their Affiliates, or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.  The Outside Managers shall have the right to take for their own account or the account of their Affiliates, or to recommend to others, any investment opportunity; provided, that such Outside Manager did not first become aware of such investment opportunity pursuant to his or her service on the Board of Managers.  Notwithstanding anything in this Section 7.18 to the contrary, any Outside Manager shall have the right to take for his or her own account or the account of his or her Affiliates, or to recommend to others, any investment opportunity (regardless of whether he or she first became aware of such investment opportunity pursuant to her or her service on the Board of Managers) if he or she first obtains the unanimous written consent of the other Managers.

7.19           Interested Transactions.

(a)           No contract or transaction between the Company and one or more of its Managers or officers, or between the Company and any other Person in which one or more of its Managers or officers are managers, directors or officers or have a financial interest, shall be void or voidable solely because of the Manager’s or officer’s interest in the contract or transaction, solely because the Manager or officer is present at or participates in the meeting of the Board of Managers or of a committee thereof which authorized the contract or transaction, or solely because such Manager’s votes are counted for that purpose if:

(i)           the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Managers and the Board of Managers or a majority of the disinterested Managers, even though the disinterested Managers are less than a quorum, approve the contract or transaction, provided that prompt written notice of such facts is given to all Members within twenty (20) days of the approval of any such action;

(ii)           the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by disinterested Members holding a majority of the Percentage Interests then held by all of the disinterested Members; or

(iii)           the contract or transaction is fair to the Company as of the time it is authorized, approved or ratified by the Board of Managers, any committee of the Board of Managers or the Members.

(b)           Common or interested Managers may be counted in determining the presence of a quorum at a meeting of the Board of Managers or of a committee which authorized the contract or transaction.

(c)           Notwithstanding the foregoing, this Agreement, the material facts as to the relationships and interests and as to the contracts or transactions contemplated by the Purchase Agreement have been disclosed to and are known by all of the Members and are hereby approved by all of the disinterested Members, such that none of such contracts or transactions shall be void or voidable because of any Manager’s or officer’s interest therein, or because they were approved by or do not require the approval of the Board of Managers.

7.20           Reliance by Third Parties.  Notwithstanding any other provision contained in this Agreement, no lender, purchaser or other Person shall be required to verify any representation by a Manager or officer of the Company as to the extent of the interest in the properties and assets of the Company that such Manager or officer may have, and each such lender, purchaser or other Person shall be entitled to rely exclusively on the representations of such Manager or officer as to his or her authority to enter into any financing or sale arrangements and shall be entitled to deal with such Manager or officer, without the joinder of any other Person, as if it were the sole party in interest therein, both legally and beneficially.

ARTICLE VIII
OFFICERS

8.1           Qualifications.  Each officer of the Company shall be a natural person.  An officer need not be a resident of the State of Delaware, a Member or a Manager.

8.2           Authority.  All officers of the Company shall have such powers and authority, subject to the direction and control of the Board of Managers, and shall perform such duties in connection with the management of the business and affairs of the Company as are provided in this Agreement, or as may be determined from time to time by resolution of the Board of Managers.  In addition, except as otherwise expressly provided herein, each officer shall have such powers and authority as would be incident to his or her office if he or she served as a comparable officer of a corporation.

8.3           Designation and Election.  The officers of the Company shall consist of one or more of the following, each of whom shall be elected by the Board of Managers.  The Board of Managers shall have the authority to elect such officers, including Chairman, President, Vice Chairman, Chief Executive Officer, Vice Presidents, Chief Financial Officer, Secretary, Treasurer and assistant officers, as it may from time to time determine.  Any two or more offices may be held by the same person.

8.4           Vacancies.  Any vacancy occurring in an office may be filled by the Board of Managers.

8.5           Removal.  Any officer of the Company may be removed by the Board of Managers whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the removed officer.  Election as an officer of the Company shall not of itself create any contract rights in favor of the elected officer.

8.6           Chief Executive Officer.  The Chief Executive Officer (if elected) shall be the highest ranking officer of the Company, and, under the direction and subject to the control of the Board of Managers, the Chief Executive Officer shall generally supervise and control all of the business and affairs of the Company and shall see that all orders and resolutions of the Board of Managers are carried into effect.  The Chief Executive Officer may execute and deliver any deeds, mortgages, bonds, notes, contracts or other instruments that the Board of Managers has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to another officer of the Company by the Board of Managers or this Agreement, or where the execution and delivery thereof shall be required by Law to be executed and delivered by another Person.  In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed from time to time by the Board of Managers.

8.7           President; Vice Presidents; Chief Financial Officer.  The President, each Vice President and the Chief Financial Officer elected by the Board of Managers shall report to the Board of Managers and the Chief Executive Officer.  Each President, Vice President and the Chief Financial Officer will perform the usual and customary duties that pertain to such office.  The President shall serve in the capacities set forth above for the Chief Executive Officer if no one is filling the office of Chief Executive Officer.

8.8           Secretary.  It shall be the duty of the Secretary to attend all meetings of the Members and the Managers and to record correctly the proceedings of such meetings and record all votes in a minute book suitable for such purposes.  The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board of Managers.  It shall also be the duty of the Secretary to maintain the Register.  The Secretary shall also attest with his signature all deeds, conveyances or other instruments requiring the seal of the Company.  The Secretary shall have full power and authority on behalf of the Company to execute any consents of shareholders, partners or members and to attend, and to act and to vote in person or by proxy at, any meetings of the shareholders, partners or members of any corporation, partnership or limited liability company in which the Company may own stock or other equity securities, and at any such meetings, the Secretary shall possess and may exercise any and all the rights and powers incident to the ownership of such securities that, as the owner thereof, the Company might have possessed and exercised if present.  The Secretary shall keep in safe custody the seal of the Company, if it has one.  Additionally, the Secretary shall also have the authority bestowed on Vice Presidents for all intents and purposes, including but not limited to, executing documents and agreements on behalf of the Company.  The Secretary shall also perform, under the direction and subject to the control of the Board of Managers, such other duties as may be assigned to him or her from time to time.

8.9           Delegation of Authority.  In the case of any absence of any officer of the Company or for any other reason that the Board of Managers may deem sufficient, the Board of Managers may delegate some or all of the powers or duties of such officer to any other officer for whatever period of time the Board of Managers deems appropriate.

8.10           Initial Officers.  The initial officers of the Company shall be as follows:

Officer	Position
Robert M. Shuford	Chief Executive Officer
Brian Pessin	President

ARTICLE IX
MEETINGS OF MEMBERS

9.1           Place of Meetings.  Meetings of Members for the election of Managers or for any other purpose shall be held at such places, either within or without the State of Delaware, as may be designated by the Board of Managers and stated in the notice of the meeting.

9.2           Annual Meeting.  Annual meetings of the Members shall be held on such date and at such time as shall be designated by the Board of Managers.  At each annual meeting the Members shall elect the Managers and transact such other business as may be properly brought before the meeting.

9.3           Special Meetings.  Special meetings of the Members may be called by the Board of Managers.  Any meeting called at the request of Members shall be held at the principal offices of the Company.  Only business within the purpose or purposes described in the notice of meeting delivered to the Members in accordance with Section 9.4 may be conducted at a special meeting of Members.

9.4           Notice of Meeting.  Written or printed notice of all meetings of the Members stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each Member entitled to vote at the meeting.

9.5           Record Dates.  For the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members or any adjournment thereof, the Board of Managers may fix in advance a record date, which shall not be less than ten (10) nor more than sixty (60) days before the date of the meeting.  In addition, whenever action by Members is proposed to be taken by consent in writing without a meeting of Members, the Board of  Managers may fix a record date for the purpose of determining Members entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Managers.  If no record date has been fixed by the Board of Managers for the purpose of determining Members entitled to consent in writing to any action, the record date for determining Members entitled to consent to that action shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company.

9.6           Quorum.  The presence, in person or represented by proxy, of the holders of at least a majority of the issued and outstanding Units held by the Members shall constitute a quorum for the purpose of considering any matter at a meeting of the Members.  If a meeting of the Members cannot be organized because a quorum is not present or represented, the Members entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum is present or represented.  When a meeting is adjourned to another time or place, notice need not be given of the reconvening of the adjourned meeting if the time and place at which the meeting is to be reconvened are announced at the adjourned meeting.  At any adjourned meeting at which a quorum is present or represented, the Members may transact any business which might have been transacted at the original meeting.

9.7           Voting.

(a)           General.  The holders of the Units shall vote as a single class for the election of Managers and all other matters submitted to the Members for a vote or approval.  Each Member shall be entitled to one (1) vote for each Unit held by such Member.  The affirmative vote (or written consent pursuant to Section 9.10) of the holders of at least a majority of the total number of Units then outstanding and held by the Members shall be required to approve any matters (the “Required Vote”).

(b)           Board of Managers.  Each Member hereby agrees to vote all of the Units over which such Member has voting control, and to take all other necessary or desirable actions within their control (whether in their capacity as a Member, Manager or officer of the Company or otherwise) in order to ensure that the size of the Board of Managers shall consist of no more than two (2) Managers and to cause the election as Managers of:

(i)           One (1) person designated by Main Street (the “Main Street Manager”) for so long as Main Street holds any Units or other Equity Securities of the Company, who initially shall be Robert Shuford;

(ii)           One (1) person designated by the Pessin Group, for so long as the Pessin Group holds any Units of the Company, who shall initially be Brian Pessin;

(iii)           Notwithstanding the foregoing, at Main Street’s sole option, Main Street will have the right to designate one (1) person to exercise Board of Managers visitation rights (“Main Street Observer”).  The Company shall (A) give the Main Street Observer notice, at the same time as furnished to the Managers, of all meetings of the Board of Managers (or any committee thereof), (B) provide to the Main Street Observer all notices, documents and information furnished to the Managers whether at or in anticipation of a meeting, an action by written consents or otherwise, at the same time as furnished to the Managers, (C) notify the Main Street Observer by telephone of, and permit the Main Street Observer to attend by telephone, emergency meetings of the Board of Managers (and all committees thereof), and (iv) provide the Main Street Observer copies of the minutes of all such meetings at the time such minutes are furnished to the Managers.  The Company shall reimburse the Main Street Observer for all reasonable out of pocket expenses incurred in connection with their rights under this Section 9.7(b)(iii).

In the event that any representative designated as provided herein for any reason ceases to serve as a member of the Board of Managers during his or her term of office, the parties hereto shall cause the resulting vacancy to be filled by a representative designated as provided in this Section 9.7(b) by the respective person or persons entitled to designate such representative.

(c)           If any provision of this Section 9.7 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

9.8           Conduct of Meetings of Members.  At each meeting of the Members, a chairman chosen by those Members entitled to approve a matter brought before the meeting, present in person or represented by proxy, shall preside and act as chairman of the meeting.  A Person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes of the meeting.  The Board of Managers may adopt such rules and regulations as it determines are reasonably necessary or appropriate in connection with the organization and conduct of any meeting of the Members.

9.9           Proxies.  Each Member entitled to vote at a meeting of the Members may authorize another Person or Persons to act for him by proxy with respect to the Units owned by such Member, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the Units to which it relates or an interest in the Company generally.

9.10           Written Consent.  Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted, including the signature of any Member whose consent is specifically required for the taking of such action, if applicable.  Every written consent shall bear the date of signature of each Member that signs the consent.  Delivery shall be by hand or certified or registered mail, return receipt requested, to the principal office of the Company and shall be addressed to the President.

9.11           Telephonic Meetings.  Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Members participating in the meeting can hear each other, and participation in such a meeting shall constitute attendance and presence in person at that meeting.

ARTICLE X
TRANSFER OF INTERESTS

10.1           Register.  The Company shall maintain at its principal office a register of all Units in the Company and their Transfer (the “Register”).  The Register shall set forth (i) the names and addresses of each Record Holder of Units in the Company, (ii) the number of Units owned by each such Record Holder, and (iii) the date such Record Holder acquired his, her or its Units.

10.2           Record Holders.  Except as otherwise required by Law, the Company shall be entitled to recognize the exclusive right of the Record Holder of a Unit to receive distributions in respect of such a Unit and to vote as the owner of such a Unit, and shall not be bound to recognize any equitable or other claim to or interest in such a Unit on the part of any other Person, whether or not the Company has notice of the Transfer.

10.3           Assignment of Rights.  Subject to the terms and conditions of this Agreement (including Article X and Article XI), Main Street shall be entitled to transfer and assign all of its rights under this Agreement (including this Section 10.3) to any of its Affiliates or partners in connection with a Transfer of Units or other Equity Securities from Main Street to such Persons.

ARTICLE XI
RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

11.1           Restrictions on Transfer of Units and other Equity Securities.

(a)           Restrictions on Transfer.  No Transfer of any Unit(s) or other Equity Security(ies), or any interest therein, may be made (i) if the transferring Member or group of transferring Members (the “Transferor Member”) has failed to provide the notices under, follow the procedures of and Transfer such Unit(s) or other Equity Security(ies) in accordance with this Article XI, (ii) if the Transfer has not been specifically approved by the Board of Managers, unless such Transfer is a Permitted Transfer, or (iii) if the Transfer would:  (A) violate the then applicable federal and state securities laws or the rules and regulations thereunder or the rules and regulations of any Governmental Entity having jurisdiction over that transfer; (B) affect the Company’s existence or qualification as a limited liability company under the laws of the State of Delaware; (C) result in a termination of the Company for purposes of Section 708 of the Code or any similar or successor provision of the Code; (D) require the Company to register as an investment company under the Investment Company Act of 1940; (E) require the Company or any of its Affiliates to register as an investment adviser under the Investment Advisers Act of 1940; or (F) result in the creation of any Lien that purports to give the secured party any right as a Member or create any duty to the secured party on the part of the Company or any other Member other than the delivery to the extent subject to that Lien of distributions the Company makes to Members pursuant to this Agreement.

(b)           Permitted Transfers.  Subject to the notice requirements set forth in Section 11.2(a)(i), the covenants and restrictions set forth in Section 11.2 shall not apply with respect to any Permitted Transfer; provided, that, (i) the restrictions contained in Section 11.2 shall continue to be applicable to the Units and other Equity Securities after any such Permitted Transfer, and (ii) the transferees of such Units or other Equity Securities shall (to the extent not already a party hereto) have agreed in writing to be bound by the provisions of this Agreement affecting the Units or other Equity Securities so transferred.  Notwithstanding the foregoing, no Transferor Member shall avoid the provisions of this Agreement by making one or more Permitted Transfers to one or more permitted transferees and then at any time (i) disposing of, or permitting the disposition of, all or any portion of the direct or indirect equity or beneficial interest in any such permitted transferee to any Person other than a permitted transferee, (ii) directly or indirectly issuing, or permitting the issuance of, any equity or beneficial interest in any such permitted transferee to any Person other than a permitted transferee, or (iii) with respect to a Permitted Transfer to the trustee of a Permitted Trust, at any time replacing the trustee of such Permitted Trust if such successor trustee would cause such trust to cease to constitute a Permitted Trust.

11.2           Options to Purchase Units Proposed to be Transferred.

(a)           Notification from Transferor Member.

(i)           In the event that a Transferor Member proposes to make, or is subject to, a Transfer that constitutes a Permitted Transfer under this Agreement, then prior to giving effect to such Transfer, such Transferor Member shall deliver a written notice to the Company and all other Members, which notice shall set forth the number of Units or other Equity Securities to be Transferred, the type of Permitted Transfer proposed to be made and the other material terms and conditions of such proposed Transfer.

(ii)           In the event a Transferor Member proposes to make, or is subject to, a Transfer of any or all of its Units and/or other Equity Securities other than pursuant to a Permitted Transfer (hereinafter, the “Offered Units”), then prior to giving effect to any such Transfer, such Transferor Member shall deliver a written notice to the Company and all other Members (the “Transfer Notice”).  The Transfer Notice must set forth the number of Offered Units, the type of Transfer proposed to be made and all other material terms and conditions of the proposed Transfer including, if the Transferor Member has identified a proposed purchaser or other transferee for the Offered Units, the name of the proposed transferee, the price at which the Offered Units are to be purchased (if the proposed Transfer will be a sale), confirmation that the proposed recipient of the Offered Units has been informed of the rights and obligations provided for in this Agreement and has agreed to purchase the Offered Units in accordance with the terms of this Agreement and the proposed date of such Transfer.

(b)           Community Property Transfers on Termination of Marriage.  If the proposed Transfer is one described in clause (iv) of the definition of “Transfer”, involving the Transfer to the Transferor Member’s former spouse, or heirs of such former spouse, in connection with a division of their community property or other property upon divorce, and if such Transfer is not a Permitted Transfer, then the following rights and options shall apply:

(i)           First, the Transferor Member shall have an exclusive option, exercisable at any time during a period of twenty (20) days from the date the Transfer Notice was given, to elect to purchase all or part of the Offered Units at the accumulated Capital Account value of such Offered Units (as determined in accordance with Section 11.3 below) by delivering a written election notice to such spouse or his or her estate, as applicable, within such 20-day period.  If the Transferor Member waives its option under this Section 11.2(b)(i) before this 20-day period has ended, such 20-day period shall be deemed to have ended on the date the Transferor Member’s waiver is received by the Company and the other parties hereto (whether directly from the Transferor Member or by distribution thereafter).  If the Transferor Member has not responded within such 20-day period, then the Transferor Member shall be deemed to have elected not to purchase any Offered Units.

(ii)           Thereafter, in the event the Transferor Member fails to elect to purchase all of the Offered Units within such 20-day period, then the Company or its designee, for a period of fifteen (15) days after the earlier of (A) the expiration of such 20-day period, and (B) the date the Transferor Member’s waiver of his option under Section 11.2(b)(i) is received by the Company and the other parties hereto, may elect to purchase all or part of the remaining Offered Units at the accumulated Capital Account value of such Offered Units by delivering a written election notice to such spouse or estate within such 15-day period.  If the Company waives its option under this Section 11.2(b)(ii) before this 15-day period has ended, such 15-day period shall be deemed to have ended on the date the Company’s waiver is received by the other parties hereto.  If the Company has not responded within such 15-day period, then the Company shall be deemed to have elected not to purchase any Offered Units.

(iii)           Thereafter, in the event that the Company fails to elect to purchase all of the remaining Offered Units within such 15-day period, each other Member other than the Transferor Member, for a period of ten (10) days after the earlier of (A) the expiration of such 15-day period, and (B) the date the Company’s waiver of its option under Section 11.2(b)(ii) is received by the other parties hereto, may elect to purchase the remaining Offered Units at the accumulated Capital Account value of such Offered Units in an amount up to the number of Offered Units determined by multiplying the number of remaining Offered Units times a fraction, the numerator of which is the Fully Diluted Percentage Interest of such electing Member, and the denominator of which is the aggregate of the Fully Diluted Percentage Interests of all of the electing Members, except as otherwise mutually agreed to by the electing Members, if applicable.  Such election may be made by delivering a written election notice to such spouse or his or her estate within such 10-day period.  If any Member has not responded within such 10-day period, such Member shall be deemed to have elected not to purchase any Offered Units. In the event that the electing Members deliver election notices with respect to a larger number of Offered Units than that number of Offered Units set forth in the Transfer Notice, the electing Members shall allocate the available Offered Units as they shall agree in writing, or in the event they do not agree, based on each electing Member’s Pro Rata Share of the Offered Units being offered in the Transfer Notice.  Any remaining Offered Units not elected to be purchased by the end of such 10-day period shall be reoffered by the Transferor Member for a five-day period (the “Reoffer Period”) to the Members who have elected to purchase the Offered Units.  Such electing Members shall have the right to purchase such additional portion of the remaining Offered units in an amount up to such electing Member’s Pro Rata Share of the remaining Offered Units.

(iv)           Subject to the foregoing and except as otherwise mutually agreed by the parties to such purchase, the closing of any purchase of such Offered Units shall be as soon as practicable but in no event later than forty-five (45) days following the determination of the accumulated Capital Account value of the Offered Units and shall take place at the principal office of the Company.  At the closing, such spouse or estate shall assign and deliver the Offered Units to the purchasers, together with such documents of transfer as shall be reasonably requested by the purchasers, and the purchasers shall deliver to such spouse or estate the full consideration therefore payable in cash, by wire transfer or other immediately available funds.  Any transfer or other similar taxes involved in such sale shall be paid by such spouse or estate, and such spouse or estate shall provide the purchasers with such evidence of its authority to sell hereunder and such tax lien waivers and similar instruments as the purchasers may reasonably request.  In the event all such Offered Units are not purchased by the purchasers as provided herein, then such spouse or estate shall hold such remaining Offered Units subject to this Agreement in all respects.  Each Member’s spouse, by executing a copy of the “Addendum for Spouses” attached as Exhibit B to this Agreement, or by otherwise indicating agreement with the terms of this Agreement, agrees to sell the Offered Units to the purchasers as provided herein at the accumulated Capital Account value thereof and waives any right such spouse may otherwise have to object to such sale.

(c)           Transfers on Death, Disability or Bankruptcy.  If the proposed Transfer is one described in any of clauses (ii), (iii), (v), (vi), (vii) or (viii) (but not clause (iv)) of the definition of “Transfer”, and if such Transfer is not a Permitted Transfer, then the following rights and options shall apply:

(i)           First, the Company shall have an exclusive option, exercisable at any time during a period of twenty (20) days from the date the Transfer Notice was given, to elect to purchase all or part of the Offered Units at the Fair Market Value of such Offered Units (as determined in accordance with Section 11.3 below) by delivering a written election notice to the Transferor Member or his or her personal representative or estate, as applicable, within such 20-day period. If the Company waives its option under this Section 11.2(c)(i) before this 20-day period has ended, such 20-day period shall be deemed to have ended on the date the Company’s waiver is received by the other parties hereto.  If the Company has not responded within such 20-day period, then the Company shall be deemed to have elected not to purchase any Offered Units.

(ii)           Thereafter, in the event that the Company fails to elect to purchase all of the Offered Units within such 20-day period, each Member other than the Transferor Member, for a period of ten (10) days after the earlier of (A) the expiration of such 20-day period, and (B) the date the Company’s waiver of its option under Section 11.2(c)(i) is received by the other parties hereto, may elect to purchase the remaining Offered Units at the Fair Market Value of such Offered Units in an amount up to the number of Offered Units determined by multiplying the number of remaining Offered Units times a fraction, the numerator of which is the Fully Diluted Percentage Interest of such electing Member, and the denominator of which is the aggregate of the Fully Diluted Percentage Interests of all of the electing Members, except as otherwise mutually agreed to by the electing Members, if applicable.  Such election may be made by delivering a written election notice to the Transferor Member or such personal representative or estate within such 10-day period.  If any Member has not responded within such 10-day period, such Member shall be deemed to have elected not to purchase any Offered Units. In the event that the electing Members deliver election notices with respect to a larger number of Offered Units than that number of Offered Units set forth in the Transfer Notice, the electing Members shall allocate the available Offered Units as they shall agree in writing, or in the event they do not agree, based on each electing Member’s Pro Rata Share of the Offered Units being offered in the Transfer Notice.  Any remaining Offered Units not elected to be purchased by the end of such 10-day period shall be reoffered by the Transferor Member during the Reoffer Period to the Members who have elected to purchase the Offered Units.  Such electing Members shall have the right to purchase such additional portion of the remaining Offered Units in an amount up to such electing Member’s Pro Rata Share of the remaining Offered Units.

(iii)           Subject to the foregoing and except as otherwise mutually agreed by the parties to such purchase, the closing of any purchase of such Offered Units shall be as soon as practicable but in no event greater than thirty (30) days after the determination of the Fair Market Value of such Offered Units and shall take place at the principal office of the Company.  At the closing, the Transferor Member or his personal representative or estate, as applicable, shall assign and deliver such Offered Units to the purchasers, together with such documents of transfer as shall be reasonably requested by the purchasers, and the purchasers shall deliver to the Transferor Member or such personal representative or estate the full consideration therefore payable in cash, by wire transfer or other immediately available funds.  Any transfer or other similar taxes involved in such sale shall be paid by the Transferor Member or such personal representative or estate, and the Transferor Member or such personal representative or estate shall provide the purchasers with such evidence of its authority to sell hereunder and such tax lien waivers and similar instruments as the purchasers may reasonably request.  In the event all such Offered Units are not purchased by the purchasers as set forth herein, then the remaining Offered Units may then be distributed to the successors-in-interest entitled to receive the same in accordance with the terms of this Agreement; provided, that any such Offered Units so distributed shall be subject to this Agreement in all respects.

(d)           Transfers on Sales of Units.  If the proposed Transfer is one described in clause (i) of the definition of “Transfer”, including but not limited to a sale to another Member, and if such Transfer is not a Permitted Transfer, then the following rights and options shall apply:

(i)           Company Right of First Refusal.  First, the Company shall have an exclusive option, exercisable at any time during a period of twenty (20) days from the date the Transfer Notice was given, to elect to purchase all or any portion of the Offered Units at the price (or at their Fair Market Value if such Transfer is a gift) and on the other terms as set forth in the Transfer Notice (which must be accompanied by the offer from such Person), by delivering a written election notice to the Transferor Member within such 20-day period.  If the Company waives its option under this Section 11.2(d)(i) before this 20-day period has ended, such 20-day period shall be deemed to have ended on the date the Company’s waiver is received by the other parties hereto.  If the Company has not responded within such 20-day period, then the Company shall be deemed to have elected not to purchase any Offered Units.

(ii)           Member Rights of First Refusal.  Second, in the event that the Company fails to elect to purchase all of the Offered Units within such 20-day period, each Member other than the Transferor Member, for a period of ten (10) days after the earlier of (A) the expiration of such 20-day period, and (B) the date the Company’s waiver of its option under Section 11.2(d)(i) is received by the other parties hereto, may elect to purchase the remaining Offered Units, at the price (or at their Fair Market Value if such Transfer is a gift) and on the other terms set forth in the Transfer Notice, in an amount up to the number of Offered Units determined by multiplying the number of remaining Offered Units times a fraction, the numerator of which is the Fully Diluted Percentage Interest of such electing Member, and the denominator of which is the aggregate of the Fully Diluted Percentage Interests of all of the electing Members, except as otherwise mutually agreed to by the electing Members, if applicable.  Such election may be made by delivering a written election notice to the Transferor Member within such 10-day period.  If any Member has not responded within such 10-day period, such Member shall be deemed to have elected not to purchase any Offered Units.  In the event that the electing Members deliver election notices with respect to a larger number of Offered Units than that number of Offered Units set forth in the Transfer Notice, the electing Members shall allocate the available Offered Units as they shall agree in writing, or in the event they do not agree, based on each electing Member’s Pro Rata Share of the Offered Units being offered in the Transfer Notice.  Any remaining Offered Units not elected to be purchased by the end of such 10-day period shall be reoffered by the Transferor Member during the Reoffer Period to the Members who have elected to purchase the Offered Units.  Such electing Members shall have the right to purchase such additional portion of the remaining Offered Units in an amount up to such electing Member’s Pro Rata Share of the remaining Offered Units.

(iii)           Tag-Along Rights.

(A)           Concurrently with subsections (i) through (ii) above, if any Member has not elected to purchase Units as provided in subsection (ii), then the Transferor Member(s) shall promptly give written notice (the “Tag-Along Notice”) to the other Members at least thirty (30) days prior to the closing of such Transfer.  The Tag-Along Notice shall:  (1) be accompanied by a copy of any agreement or term sheet relating to the Transfer; (2) describe in reasonable detail the proposed Transfer, including, without limitation, the name of, and the number of Units (the “Tag-Along Units”) to be purchased by, the proposed transferee (the “Tag-Along Purchaser”) and the purchase price of each Unit to be sold, any additional consideration, the terms and conditions of payment offered by the Tag-Along Purchaser, any other significant terms of such sale; (3) specify the date such proposed sale is expected to be consummated (the “Tag-Along Sale Date”); (4) specify the aggregate number of Units held of record by the Transferor Member(s) as of the close of business on the day immediately preceding the date of the Tag-Along Notice; and (5) confirm that the Tag-Along Purchaser has been informed of the ‘tag-along rights’ provided for herein and has agreed to purchase all designated Units from the electing Members in accordance with the terms hereof.

(B)           Each Member other than the Transferor Member(s) shall have the right (the “Tag-Along Rights”), exercisable by giving written notice to the Transferor Member(s) no less than ten (10) days prior to the Tag-Along Sale Date, to participate in the Transfer on the same terms and conditions as set forth in the Tag-Along Notice.  Each electing Member shall indicate in such written notice to the Transferor Member(s) the number of its Units (up to one hundred percent (100%) of the Tag-Along Units) it desires to sell in such sale (collectively with the Units designated for purchase by the other electing Members, the “Designated Tag-Along Units”).

(C)           The notices given by the electing Members shall constitute their agreement to sell their respective Designated Tag-Along Units on the terms and conditions applicable to the proposed Transfer; provided, however, that in the event that there is any material change in the terms and conditions of such proposed Transfer applicable to any electing Member after it gives such notice, then, notwithstanding anything herein to the contrary, it shall have the right to withdraw from participation in the proposed Transfer with respect to all or any portion of its Designated Tag-Along Units.

(D)           The Tag-Along Purchaser shall have the option to either (I) increase the total number of Tag-Along Units to be purchased by the Tag-Along Purchaser to accommodate the purchase of all of the Designated Tag-Along Units together with the Tag-Along Units set forth in the Tag-Along Notice, all on the same terms and conditions as set forth in the Tag-Along Notice, or (II) decline to increase the total number of Tag-Along Units to be purchased by the Tag-Along Purchaser, in which case the electing Members shall be entitled to substitute a number of Units determined by multiplying the number of Tag-Along Units by a fraction, the numerator of which is the Fully Diluted Percentage Interest of such electing Member, and the denominator of which is the aggregate of the Fully Diluted Percentage Interest of the Transferor Member and the electing Members.

(iv)           Remaining Units.  If and to the extent that there are any Offered Units that (A) are not being purchased by the Company or any Member pursuant to subsection (i) or (ii), and (B) are not being replaced in such proposed Transfer with Units substituted by the other Members pursuant to subsection (iii), then the Transferor Member(s) shall have the right to complete the Transfer of such remaining Offered Units without the participation of the Members, but only on terms and conditions that are no more favorable in any material respect to the Transferor Member(s) than as stated in the Transfer Notice or Tag-Along Notice, as applicable (and in any event, at the same purchase price), and only if such proposed Transfer occurs on a date within sixty (60) days of the proposed date of such Transfer as set forth in the Transfer Notice or Tag-Along Notice, as applicable.  If such proposed Transfer does not occur within such 60-day period, then the Offered Units that were to be subject to such proposed Transfer thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

(v)           Closing of Transfer.  The closing of any purchase of Offered Units by the Members or any sale of Tag-Along Units by the Members shall take place at the principal office of the Company, unless otherwise agreed.  At the closing, the Members participating in such Transfer shall take all necessary steps and actions to consummate the Transfer, including (A) the delivery of the purchase price to the Transferor Member(s) by any Members who have elected to purchase Offered Units and (B) the assignment and delivery by the selling Members of any Units the selling Members have elected to sell, together with such documents of transfer as shall be reasonably requested by the purchasers and the delivery by the purchasers to the selling Members of the full consideration therefore.  Any transfer or other similar taxes involved in such sale shall be paid by the selling Members, and the selling Members shall provide the purchasers with such evidence of their authority to sell hereunder and such tax lien waivers and similar instruments as the purchasers may reasonably request.

(vi)           Drag-Along Right.

(A)           If (I) the Company or any Member receives any bona fide offer to enter into a Proposed Acquisition Transaction, (II) Members holding more than fifty percent (50%) of the outstanding Units of the Company desire to accept such offer (the “Drag-Along Members”), and (III) the Board of Managers has approved the Proposed Acquisition Transaction (unless the Proposed Acquisition Transaction does not require Board of Managers approval), then the Drag-Along Members shall have the right (the “Drag-Along Right”), exercisable by delivering written notice to the Company and the other Members including the material terms and conditions of the Proposed Acquisition Transaction (a “Drag-Along Notice”), to cause all of the other holders of Units and other Equity Securities to take such actions as may be necessary to consummate the Proposed Acquisition Transaction, including but not limited to (1) voting in favor of, or granting their prior written consent to, the Proposed Acquisition Transaction in their capacities as Members of the Company, (2) causing any Managers designated by such Members to vote in favor of, or grant their prior written consent to, the Proposed Acquisition Transaction, (3) selling or exchanging their Units and other Equity Securities to the proposed purchaser or acquirer in the Proposed Acquisition Transaction, and (4) taking any other actions that may be reasonably necessary or appropriate to consummate the Proposed Acquisition Transaction, all on the price and other terms set forth in the Drag-Along Notice.

(B)           Closing of Proposed Acquisition Transaction.  The closing of any Proposed Acquisition Transaction in which the Drag-Along Members have exercised their Drag-Along Right shall occur within ninety (90) days after the delivery of the Drag-Along Notice and shall take place at the principal office of the Company, unless otherwise agreed between the Transferring Member(s) and the purchasers.  At closing, if required by the terms and conditions of the Proposed Acquisition Transaction, the Members shall assign and deliver their Units and other Equity Securities to the purchasers, together with such documents of transfer as shall be reasonably requested by the purchasers, and the purchasers shall deliver to the Members the full consideration therefore (subject to any escrow or holdback arrangement that is applicable to all Transferring Members including the Transferring Members).  Notwithstanding the foregoing, none of the Members other than the Drag-Along Members and Members who are executive officers of the Company: (I) shall be required to make any representation or warranty in any document of transfer other than their ownership of their respective Units free and clear of all Liens, their authority to transfer their respective Units to the purchaser and the general types of representations and warranties included in Section 16.2; or (II) will be liable in any way for a breach of the purchase agreement, merger agreement or any other applicable transaction document or instrument of transfer except to the extent that such Member has breached such representations and warranties described in clause (I) above; provided, however, that such liability shall not be greater than the aggregate purchase price and/or other consideration paid to such Member in connection with the Proposed Acquisition Transaction.  Any transfer or other similar taxes involved in such sale shall be paid ratably by the Drag-Along Members, and the Drag-Along Members shall provide the purchasers with such evidence of their authority to sell hereunder and such tax lien waivers and similar instruments as the purchasers may reasonably request.

11.3           Value Determination.  The definitions of “Capital Account” and “Fair Market Value” are set forth in Section 1.1 of this Agreement.  The Fair Market Value shall be determined with respect to a particular proposed Transfer in accordance with the following procedures:

(a)           By Agreement.  For a period of thirty (30) days following the final exercise of any option rights to purchase Offered Units at Fair Market Value pursuant to Section 11.2(c) or Section 11.2(d), the selling party and the purchaser (or, if there is more than one purchaser, a majority of the purchasers) of the applicable Offered Units shall first endeavor to agree on the Fair Market Value of the Offered Units.

(b)           By Appraisal.  If an agreement as to the Fair Market Value of the Offered Units cannot be reached by the parties as provided in subsection (a) of this Section 11.3, then such Fair Market Value shall be determined in accordance with the procedures set forth in this subsection (b).  Initially, each party (or if there is more than one purchaser, the selling party and a majority of the purchasers) shall, within ten (10) days after the expiration of the 30-day period in subsection (a) above, appoint an appraiser with experience in appraising the value of closely held businesses or agree to a single appraiser to appraise the Fair Market Value of the Offered Units.  Within thirty (30) days of appointment, each appraiser, or a single appraiser if agreed upon, shall separately investigate the Fair Market Value of the Offered Units and shall submit a notice of an appraisal of that Fair Market Value to each party.  If a single appraiser conducts the initial appraisal, the initial appraisal shall be controlling as to the Fair Market Value of the Offered Units.  If separate appraisers for each party conduct appraisals and such initial appraisals vary as to the Fair Market Value of the Offered Units by less than twenty percent (20%) of the higher appraisal, then the average of such initial appraisals shall be controlling as to the Fair Market Value of the Offered Units.  If separate appraisers for each party conduct appraisals and such initial appraisals vary as to the Fair Market Value of the Offered Units by more than twenty percent (20%) of the higher appraisal, then the appraisers, within ten (10) days of submission of the last appraisal, shall appoint a third party appraiser experienced in the valuation of closely held businesses.  In such event, the third appraiser shall, within thirty (30) days of its appointment, appraise the Fair Market Value of the Offered Units and submit notice of its appraisal to each party, and the Fair Market Value of the Offered Units as determined by the third appraiser shall be controlling.  Each party to the appraisal shall bear the costs of their own respective appointed appraisers.  The cost of an agreed-upon single appraiser or a third appraiser will be shared equally by the opposing parties to the dispute.  The controlling decisions of the appraisers shall be final and binding on the parties thereto with no right to appeal such decisions.

11.4           Transfer Costs and Expenses.  The parties to any consummated Transfer of any Unit(s) or other Equity Security(ies), and the prospective transferor of any Unit(s) or other Equity Security(ies) in an unconsummated Transfer, will pay all the costs and expenses that the Company incurs in connection with that matter.

11.5           Prohibited Transfers.

(a)           Transaction Void.  Any purported Transfer of Unit(s) or other Equity Security(ies) that violates or is otherwise not in accordance with Section 11.1 (a “Prohibited Transfer”) shall be null and void and of no force or effect whatsoever; provided, however, that, if the Company is required by law or order of a court of competent jurisdiction to recognize any Prohibited Transfer, then the Membership Interest that is Transferred (if any) shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this Agreement with respect to the Transferred Membership Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Membership Interest may have to the Company.  A transferee who acquires a Membership Interest by a Prohibited Transfer shall be subject to, and shall only have the rights set forth in, Section 11.7.

(b)           Remedies.  In the case of an actual, attempted or threatened Prohibited Transfer, (a) the parties engaging, attempting to engage, or threatening to engage in such Prohibited Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Prohibited Transfer or attempted or threatened Prohibited Transfer and efforts to enforce the indemnity granted hereby, and (b) the Company and other Members shall, to the extent permitted by applicable Law, be entitled to (i) obtain injunctive relief, (ii) obtain a decree compelling specific performance, and/or (iii) obtain any other remedy legally allowed to them.

11.6           Admission of Substituted Members.

(a)           General Requirements.  If a transferee of any Unit(s) or other Membership Interest is admitted to the Company as a substituted Member, the transferee shall have all of the rights, powers, benefits, obligations and duties provided by this Agreement with respect to such Membership Interest in the hands of the transferor.

(b)           Admission of a Substituted Member.  Subject to the other provisions of this Article XI, a transferee of any Unit(s) or other Membership Interest who is not a Member prior to such Transfer shall be admitted to the Company as a substituted Member only upon satisfaction of each of the following conditions:

(i)           The Membership Interest with respect to which the transferee is being admitted was acquired in accordance with Section 11.1;

(ii)           The transferee becomes a party to this Agreement as a Member and executes and delivers such documents and instruments as the Company may reasonably request as may be necessary or appropriate to confirm such transferee as a Member of the Company and such transferee’s agreement to be bound by the terms and conditions of this Agreement, including but not limited to an “Addendum for Spouses” in the form attached as Exhibit B to this Agreement (or in such other form as may be approved by the Company in its sole discretion), executed by such transferee’s spouse, if applicable; and

(iii)           The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a substituted Member with respect to the Transferred Membership Interest.

(c)           Timing of Admission.  In the event that the transferee of a Membership Interest from a Member is admitted as a substituted Member under this Section 11.6, such transferee shall be deemed admitted to the Company as a substituted Member immediately prior to the Transfer, and such transferee shall continue the business of the Company without dissolution.

11.7           Rights of Unadmitted Members.  A Person who acquires any Unit(s) or other Membership Interest by Transfer, but who is not admitted as a substituted Member pursuant to Section 11.6, shall be entitled only to allocations and distributions with respect to such Membership Interest in accordance with this Agreement, and shall have no authority to act for or bind the Company, shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.  In the event that a transferee who acquires any Unit(s) or other Membership Interest by Transfer is not admitted as a substituted Member, the transferor shall not cease to be a Member of the Company and shall continue to be a Member until such time, if ever, as the transferee is admitted as a Member under this Agreement.

11.8           Treatment of Transferred Membership Interests. If any Unit(s) or other Membership Interest is Transferred during any fiscal year of the Company in compliance with the provisions of this Article XI, Profits, Losses, each item thereof, and all other items attributable to the Transferred Membership Interest for such fiscal year shall be divided and allocated between the transferor and the transferee by taking into account their varying Percentage Interests during such fiscal year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Board of Managers.  All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee.  Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided, however, that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, then the Company shall recognize such Transfer as of the date of such Transfer; provided, further, that, if the Company does not receive a notice stating the date such Membership Interest was Transferred and such other information as the Board of Managers may reasonably require within thirty (30) days after the end of the fiscal year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Unit(s) or other Membership Interest on the last day of such fiscal year.  Neither the Company nor any Manager shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 11.8, whether or not the Company or any Manager has knowledge of any Transfer of ownership of any Unit(s) or other Membership Interest.

ARTICLE XII
BOOKS, RECORDS AND INFORMATION; FISCAL YEAR

12.1           Books and Records.  At all times until the dissolution and termination of the Company, the Company shall maintain separate books of account which show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the conduct of the business of the Company in accordance with this Agreement.  The Company’s books of account shall be maintained on the accrual basis in accordance with GAAP, notwithstanding that Capital Accounts shall also be maintained in accordance with Section 4.5.

12.2           Financial Statements and Tax Information.  With respect to each fiscal year of the Company, the Company shall cause to be prepared and submitted to each Member no later than sixty (60) days after the end of such fiscal year, the following financial statements and tax information, which need not be audited:

(a)           a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the last day of such fiscal year;

(b)           consolidated statements of income, members’ capital and cash flows of the Company and its consolidated Subsidiaries for such fiscal year;

(c)           copies of the Company’s Form K-1’s for such fiscal year; and

(d)           a statement of the respective Capital Accounts of the Members and changes therein for such fiscal year.

12.3           Fiscal Year.  The fiscal year of the Company shall be the calendar year.

ARTICLE XIII
TAX MATTERS

13.1           Partnership for Tax Purposes.  The Members agree that it is their intention that the Company shall be treated as a partnership for purposes of United States federal income tax Laws and, to the extent permitted by Law, state and local income tax Laws.  The Members further agree not to take any position or make any election, in a tax return or otherwise, inconsistent with that intent.  In furtherance of the foregoing, the Company will file as a partnership for United States federal income tax purposes.  In addition, neither the Company, any Member, any Manager, nor any officer shall file an election to classify the Company as an association taxable as a corporation for federal tax purposes.

13.2           Tax Matters Member.  Main Street Capital Corporation is hereby designated as the “tax matters partner” of the Company (the “Tax Matters Member”) for purposes of Section 6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Company, any administrative or judicial proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.  The Members shall take, and the Tax Matters Member is specifically authorized and directed to take, at the Company’s expense, whatever steps he deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Treasury Regulations.

13.3           Tax Returns.  All matters relating to tax returns (including amended returns) filed by the Company, including tax audits and related matters and controversies, shall be determined and conducted by the Tax Matters Member after consultation with and under the direction of the Board of Managers.  The Tax Matters Member shall prepare and file or cause to be prepared and filed at the Company’s expense all tax returns (including amended returns) filed by the Company.  Copies of all federal income tax returns and all other material tax returns shall be provided to each of the Members at least thirty (30) days prior to their filing.  As promptly as practicable, and in any event in sufficient time to permit timely preparation and filing by each Member of its respective state and federal tax returns, the Company shall deliver to each Member a copy of each state and federal tax return or tax report filed by the Company.

13.4           Tax Elections.  All elections for federal income tax purposes (and corresponding elections for state, local and foreign purposes) which are required or permitted to be made by the Company, and all material decisions with respect to the calculation of its income or loss for tax purposes, shall be made in such manner as the Tax Matters Member shall determine after consultation with the Board of Managers.

ARTICLE XIV
LIABILITY AND INDEMNIFICATION

14.1           No Liability for Company Debts; Limited Liability.

(a)           The debts, liabilities and obligations of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, liabilities and obligations of the Company, for which no Member or Manager shall be liable.

(b)           Except as otherwise expressly required by Law, no Member, in its capacity as Member, shall have any liability to the Company, any other Member or the creditors of the Company in excess of the obligation of such Member to make the Capital Contributions in accordance with the provisions of this Agreement (to the extent that such Capital Contributions have not yet been made) and any other payments required to be made by such Members under the express provisions of this Agreement.

14.2           Good Faith Actions; Exculpation.

(a)           To the fullest extent permitted by applicable law, no Covered Person shall be liable to the Company or any Member (or any Affiliate of a Member) as a result of or in connection with any actions or omissions with respect to the Company on the part of such Covered Person in his or its capacity as such based on any claim of breach of fiduciary duty to the extent that such Covered Person (i) conducted himself or itself in good faith and (ii) reasonably believed that his or its conduct was in the best interests of the Company except (y) for any act taken by such Covered Person purporting to bind the Company that has not been authorized pursuant to this Agreement or (z) in the case of any officer or employee of the Company or any of its Affiliates, any act or omission with respect to which such officer or employee was grossly negligent or engaged in willful misconduct.  In addition, no Covered Person shall be liable to the Company or any Member (or Affiliate of a Member) for actions taken by such Covered Person in his or its capacity as such which would be consistent with the duty of loyalty and care applicable to a member of the board of directors of a Delaware corporation.

(b)           A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Manager, officer or other Person as to matters the Covered Person reasonably believes are within the professional or expert competence of such Manager, officer or other Person and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

(c)           To the extent that, at law or in equity, any Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, such Covered Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person, to the maximum extent permitted by applicable law.  Notwithstanding the foregoing or anything to the contrary in this Agreement, Members and Managers, and their respective Affiliates, that are employees or members of the management of the Company or its Subsidiaries (but not Managers that are acting on behalf of the Company solely in their capacities as Managers) shall have fiduciary duties to the Company and the Members. Other Managers shall be deemed the agents of the respective constituent Members that appointed them in accordance with Section 9.7(b) and shall not be deemed an agent or subagent of the Company or the other Members and shall have, and other Members shall have, no duty (fiduciary or otherwise) to the Company or the other Members to the fullest extent that the Act permits the limitation or elimination of duties to the Company.

14.3           Indemnification.

(a)           Each Covered Person who was or is made a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature (hereinafter a “Proceeding”), by reason of the fact that such Covered Person is or was a Manager, officer or employee of the Company or is or was serving as a manager, director, officer, employee or agent of any other entity at the request of the Company, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving in that official capacity, shall be indemnified and held harmless by the Company against all costs, charges, expenses, liabilities and losses, including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (collectively, “Indemnifiable Losses”) reasonably incurred or suffered by the Covered Person in connection therewith if with respect to the subject matter of such Proceeding the Covered Person acted in good faith and in a manner reasonably believed by such Person to be (i) in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, such Person had no reasonable cause to believe such Person’s conduct was unlawful, and (ii) within the scope of the authority conferred by this Agreement or by law or by the consent of the Members in accordance with the provisions of this Agreement.  Such indemnification shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the Covered Person’s successors, heirs, executors and administrators.  The Board of Managers shall make the determination (or shall appoint independent legal counsel to make the determination) as to whether or not the Covered Person and his or her actions have met the requirements set forth herein for indemnification; provided, however, that the Company shall indemnify any Covered Person who has been successful on the merits or otherwise in the defense of a Proceeding or any claim, issue or matter therein, against any Indemnifiable Losses incurred in connection therewith.

(b)           The Company shall pay expenses actually and reasonably incurred by a Covered Person in connection with any Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified.

(c)           If a Covered Person is entitled to payment under Section 14.3(a) and is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, such Covered Person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Covered Person shall be entitled to be paid also the expense of prosecuting such claim.

(d)           To the extent that any Manager, member, officer, or employee of the Company is by reason of such position, or position with another entity at the request of the Company, a witness in any Proceeding, such Person shall be indemnified against all costs and expenses actually and reasonably incurred by such Person in connection therewith.

(e)           The Company may purchase and maintain insurance, at its expense, to protect itself and any Manager, member, officer, or employee of the Company against any Indemnifiable Losses, whether or not the Company would have the power to indemnify such Person against such Indemnifiable Losses.

(f)           The Company may enter into agreements with any Manager, member, officer, employee or agent of the Company providing for indemnification to the fullest extent permissible under Delaware Law.

(g)           Each and every term and provision of this Section 14.3 is separate and distinct, so that if any term or provision of this Section 14.3 is shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other term or provision hereof.  To the extent required, any term or provision of this Section 14.3 may be modified by a court of competent jurisdiction to preserve its validity and to provide the Covered Person with, subject to the limitations set forth in this Section 14.3 and any agreement between the Company and the Covered Person, the broadest possible indemnification consistent with the intent hereof.

(h)           Each of the rights conferred on a Covered Person by subsections (a), (b), (c), and (d) of this Section 14.3 and on employees or agents of the Company by Section 14.3(d) shall be a contractual right and any repeal or amendment of the provisions of this Section 14.3 shall not adversely affect any right hereunder of any Person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and, further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such Person prior to such repeal or amendment.

(i)           The rights conferred in this Section 14.3 shall not be exclusive of any other rights that any Person may have or hereafter acquire under any statute, agreement, vote of Members or otherwise.

(j)           No Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 14.3.

(k)           A Covered Person shall not be denied indemnification in whole or in part under this Section 14.3 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by this Agreement.

(l)           Notwithstanding anything to the contrary herein, the indemnification provided pursuant to this Section 14.3 shall not be applicable to any disputes among Members.

14.4           Company Responsibility for Indemnification Obligations.

(a)           Notwithstanding anything to the contrary in this Agreement, the Company and the Members hereby acknowledge that a Covered Person may have rights to indemnification, advancement of expenses and/or insurance pursuant to charter documents or agreements with the employer of such Covered Person, a Member or a direct or indirect parent or brother/sister Affiliate of the Covered Person or Member (collectively, the “Last Resort Indemnitors”).  On the other hand, a Covered Person may also have rights to indemnification, advancement of expenses and/or insurance provided by a Subsidiary of the Company or pursuant to agreements with third parties in which the Company or any Subsidiary of the foregoing has an interest (collectively, the “First Resort Indemnitors”).  Notwithstanding anything to the contrary in this Agreement, as to each Covered Person’s rights to indemnification and advancement of expenses pursuant to this Agreement, the Company and the Members hereby agree that:

(i)           the First Resort Indemnitors, if any, are the indemnitors of first resort (i.e., their indemnity obligations to such Covered Person are primary and any obligation of the Company to advance expenses or to provide indemnification for the Indemnifiable Losses incurred by such Covered Person are secondary), and the First Resort Indemnitors shall be obligated to indemnify such Covered Person for the full amount of all Indemnifiable Losses and expenses covered by this Article XIV, to the full extent of their indemnity obligations to the Covered Person and to the extent of the First Resort Indemnitors’ assets legally available to satisfy such obligations, without regard to any rights the Covered Person may have against the Company or the Last Resort Indemnitors;

(ii)           the Company is the indemnitor of second resort (i.e., its indemnity and advancement of expense obligations to such Covered Person are secondary to the obligations of any First Resort Indemnitors, but precede any indemnity and advancement of expense obligations of any Last Resort Indemnitors), and the Company shall be liable for the full amount of all remaining Indemnifiable Losses and expenses covered by this Agreement after the application of Section 14.4(a)(i), to the full extent of its obligations under the other subsections of this Article XIV and to the extent of the Company’s assets legally available to satisfy such obligations, without regard to any rights such Covered Person may have against the Last Resort Indemnitors; and

(iii)           the Last Resort Indemnitors, if any, are the indemnitors of last resort and shall be obligated to indemnify such Covered Person for any remaining Indemnifiable Losses and expenses covered by this Article XIV only after the application of Sections 14.4(a)(i) and 14.4(a)(ii).

(b)           The Company and the Members further agree that no advancement or payment by any Last Resort Indemnitors on behalf of a Covered Person with respect to any Indemnifiable Loss or expense covered by the other sections of this Article XIV shall affect the foregoing and such Last Resort Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Person against the Company.  The Last Resort Indemnitors, if any, are express third party beneficiaries of the terms of this Section 14.4.

ARTICLE XV
DISSOLUTION, LIQUIDATION AND TERMINATION

15.1           Dissolution.  The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

(a)           the adoption by the Board of Managers and approval by the Required Vote of the Members of a resolution providing that the Company shall be dissolved as of the date specified therein;

(b)           the receipt of a written request for dissolution by any Member delivered to the Board of Managers following a Deadlock;

(c)           the sale or other disposition of all or substantially all of the Company’s assets, and the collection and distribution of all proceeds from the sale or disposition;

(d)           an event of dissolution occurs under Section 18-801(4) of the Act; or

(e)           the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

The death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event (including any event described in Section 18-304 of the Act) that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

Upon the dissolution of the Company, the Board of Managers shall promptly notify the Members of the dissolution.

15.2           Liquidation.  Upon dissolution of the Company, the Company shall continue solely for the purposes of winding-up its business and affairs as soon as reasonably practicable.  Promptly after the dissolution of the Company, the Board of Managers, or if there are no Managers then serving, a Person selected by a majority of the Members, shall designate one or more Managers or other Persons (the “Liquidating Agents”) to accomplish the winding up of the business and affairs of the Company.  Upon their designation, the Liquidating Agents shall immediately begin to wind up the affairs of the Company in accordance with the provisions of this Agreement and the Act.  In winding up the business and affairs of the Company, the Liquidating Agents may take any and all actions that they determine to be in the best interests of the Members, including any actions relating to (i) causing written notice by registered or certified mail of the Company’s intention to dissolve to be mailed to each known creditor of and claimant against the Company, (ii) the payment, settlement or compromise of existing claims against the Company, (iii) the making of reasonable provisions for payment of contingent claims against the Company and (iv) the sale or disposition of the properties and assets of the Company.  A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of claims against the Company so as to enable the Liquidating Agents to minimize the losses that may result from a liquidation.

15.3           Application of Company Assets.  In winding up the business and affairs of the Company, the assets of the Company shall be paid and distributed in the following manner and priority:

(a)           first, except to the extent otherwise permitted by law, to creditors, as their interests may appear, including Members who are creditors, in satisfaction of liabilities (other than for distributions) of the Company, whether by payment or by establishment of reserves;

(b)           second, to the Members in accordance with their positive Capital Account balances; and

(c)           third, to the Members pro rata in accordance with their Percentage Interests.

The Liquidating Agents are authorized to allocate or reallocate Profits and Losses as set forth in Article V and Section 5.5 particularly.

15.4           Deficit Capital Accounts.  Notwithstanding any other provision of this Agreement, and notwithstanding any custom or rule of law to the contrary, if any Member has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

15.5           Certificate of Cancellation; Termination.  Upon the completion of the winding up of the business and affairs of the Company, and when all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor (or, in case the property and assets of the Company are not sufficient to satisfy and discharge all of its liabilities and obligations, then when all the property and assets have been applied so far as they will go to the just and equitable payment of its liabilities and obligations) and all the remaining property and assets of the Company have been distributed to the Members in accordance with their respective rights and interests set forth in Section 15.3, a certificate of cancellation shall be executed on behalf of the Company by a Manager or Member designated by the Liquidating Agents, which certificate of cancellation shall comply with the requirements of the Act, and the Liquidating Agents shall cause such certificate of cancellation to be filed in the office of the Secretary of State of the State of Delaware and shall take such other actions as they may determine are necessary or appropriate to terminate the Company.

15.6           Claims of the Members.  The Members and former Members shall look solely to the property and assets of the Company for the return of their Capital Contributions, and if the property and assets of the Company remaining after payment of or due provision for all liabilities to creditors are insufficient to return any or all Capital Contributions, the Members and former Members shall have no recourse against the Company or any Member.

15.7           Waiver of Partition.  Each Member hereby waives until termination of the Company any and all rights that the Member may have to maintain an action for partition of the property and assets of the Company.

ARTICLE XVI
MISCELLANEOUS

16.1           Confidentiality.  Each Member agrees that he shall not use, publish, disseminate, distribute or otherwise disclose all or any portion of the Confidential Information without the prior written approval of the Company.  If a Member receives either a request to disclose any Confidential Information under the terms of a subpoena or order issued by a court or other governmental authority or advice of legal counsel that disclosure is required under applicable law, such Member agrees that, prior to disclosing any Confidential Information, he or she shall, unless prohibited by applicable Law, (a) promptly notify the Company of the existence and terms of, and the circumstances attendant to, such request or advice, (b) consult with the Company as to the advisability of taking legally available steps to resist or narrow any such request or to otherwise eliminate the need for such disclosure and (c) if disclosure is required, disclose only such portion of the Confidential Information as is required by applicable Law to be disclosed and cooperate with the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such portion of the Confidential Information as is required to be disclosed.  Notwithstanding anything in this Section 16.1 or elsewhere in this Agreement to the contrary, each Member further understands and acknowledges that certain Members will have certain regulatory requirements in order to maintain compliance with the rules and regulations of the Commission and the Small Business Administration and as such each Member approves and consents to the disclosure of Confidential Information for such purposes, and nothing in this Section 16.1 shall prohibit any Member or its Affiliates from disclosing Confidential Information to (i) the Commission, (ii) any Member’s partners and investors, (iii) the Small Business Administration, (iv) Small Business Administration auditors or (v) any Member’s auditors, attorneys or accountants.

16.2           Representations and Warranties of the Members.  Each Member hereby represents and warrants and agrees as follows:

(a)           such Member has full power and authority to execute and deliver this Agreement and to carry out his obligations under this Agreement in accordance with its terms, without the consent, concurrence or joinder or any other Person (other than his spouse if the spouse has joined in the execution of this Agreement);

(b)           this Agreement constitutes a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms;

(c)           the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not constitute a breach of any term or provision of, or a default under, (i) any outstanding indenture, mortgage, loan agreement or other contract or agreement to which such Member is a party or by which such Member’s properties are bound or (ii) any Law applicable to such Member or such Member’s properties;

(d)           no consent, license, approval or authorization of any Governmental Entity is required on the part of such Member in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein;

(e)           the Units to be issued to such Member are being acquired, or will be acquired, by such Member for investment, for such Member’s own account, and not with a view to, or for resale in connection with, any distribution of Units within the meaning of the Securities Act;

(f)           no Units may be sold, transferred, or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except under an exemption from those laws; provided, that notwithstanding such representations, the Company agrees (subject to all applicable provisions of this Agreement) to permit a sale or transfer of Units upon its obtaining satisfactory assurances that the sale or transfer may be made without registration under the Securities Act and related rules and regulations (and all applicable state securities laws and regulations), including receipt by the Company of an opinion to such effect from counsel reasonably satisfactory to the Company or compliance by the selling or transferring Member with the requirements of Rule 144(k) or Rule 144A under the Securities Act;

(g)           such Member is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended;

(h)           such Member has not withheld any information from the other Members that would be considered important in making a decision to acquire the Units; and

(i)           such Member agrees that certificates, if any, from time to time representing Units issued to such Member under this Agreement may be inscribed with the following restrictive legends:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  SUCH UNITS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH A REGISTRATION UNLESS THE COMPANY IS FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THOSE LAWS.

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE, OR OTHER DISPOSITION OF THE UNITS EVIDENCED BY THIS CERTIFICATE, OR ANY INTEREST IN SUCH UNITS, ARE RESTRICTED BY THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT BY AND AMONG THE MEMBERS OF THE COMPANY DATED EFFECTIVE AS OF AUGUST 5, 2013, COPIES OF WHICH WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.  NO SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF THE AFORESAID LAWS AND LIMITED LIABILITY COMPANY AGREEMENT SHALL HAVE BEEN COMPLIED WITH IN FULL.

16.3           Notices.  All notices and other communications under or in connection with this Agreement shall be in writing and shall be given by delivery in person or by overnight courier, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by cable or telex (i) in the case of notices or other communications to the Company, its principal office and (ii) in the case of notices or other communications to a Member, its address set forth in the Register.  All notices and other communications that are addressed as provided in or pursuant to this Section 16.3 shall be deemed duly and validly given (i) if delivered in person or by overnight courier, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), seventy two (72) hours after being placed in a depository of the United States mail and (iii) if delivered by cable or telex transmission, upon transmission thereof and receipt of the appropriate answer back.

16.4           Fees and Expenses.  All Organizational Expenses shall be shared among the Members pro rata in accordance with their Percentage Interests.  All fees and expenses relating to the Acquisition Transaction shall be shared among the Members pro rata in accordance with their Percentage Interests.  The Board of Managers may use the Reserve to pay operational expenses of the Company.

16.5           Amendment.  The Board of Managers may approve any of the following actions, without the approval of the Members or any other Person, subject to any contractual restrictions elsewhere, and may modify or amend any provision of this Agreement to reflect:

(a)           a change in the name of the Company;

(b)           a change in the name of the registered agent or the location of the registered office of the Company;

(c)           a change in the location of the principal office of the Company;

(d)           the making of any Capital Contribution to the Company;

(e)           the admission to or withdrawal from the Company of any Members in accordance with the provisions of this Agreement; or

(f)           a change required or contemplated by this Agreement.

Except as provided in this Section 16.5, any provision of this Agreement may otherwise be modified or amended only if such modification or amendment is adopted by the Board of Managers and approved by the Required Vote of the Members.

However, notwithstanding anything herein to the contrary, no amendment or modification shall be adopted that specifically modifies the rights, powers, preferences or privileges of any Member or group of Members in a manner that (a) is materially adverse to such Member or group of Members, and (b) does not have general application to the rights, powers, preferences or privileges of all Members (excluding the effects of differences in the Members’ respective Percentage Interests, Fully Diluted Percentage Interests, Capital Accounts, voting rights and other rights, as in effect immediately prior to such amendment), without the consent of such Member or group of Members.

16.6           Waiver.  Compliance with any provision of this Agreement may be waived only if such waiver is approved in writing by (a) the Board of Managers and (b) each Member entitled to the benefits thereof.  Except as expressly provided herein to the contrary, no failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

16.7           Entire Agreement.  THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, THE PROVISIONS RELATING TO GOVERNING LAW, CONSTITUTES THE ENTIRE UNDERSTANDINGS OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR WRITTEN OR ORAL AGREEMENTS AND UNDERSTANDINGS AND ALL CONTEMPORANEOUS ORAL AGREEMENTS AND UNDERSTANDINGS AMONG THE PARTIES OR ANY OF THEM WITH RESPECT TO THE SUBJECT MATTER HEREOF.

16.8           Parties in Interest; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer any rights, benefits or remedies of any kind or character on any other Person under or by reason of this Agreement).

16.9           Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of that provision in every other respect, and the validity, legality and enforceability of the remaining provisions of this Agreement, shall not be in any way impaired thereby.

16.10           Specific Enforcement.  It is agreed and understood that monetary damages would not adequately compensate a Member for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.  Further, each of the parties hereto waives any claim or defense that there is an adequate remedy at law for any such breach or threatened breach.

16.11           Joinder of Spouses.  By executing and delivering the “Addendum for Spouses” attached as Exhibit B to this Agreement, the spouse of each Member who is a natural Person hereby joins in the execution of this Agreement to evidence the binding effect of this Agreement, and specifically Article X and Article XI, on any community property or other interest he or she may have in any Membership Interests.

16.12           Notice to Members.  By executing this Agreement, each Member acknowledges that he has actual notice of all of the provisions of this Agreement, including the restriction on the Transfer of Units and other Equity Securities set forth in Article X and Article XI.  Each Member agrees that this Agreement constitutes adequate notice of all such provisions, including any notice requirement under the Act and Chapter 8 of the Uniform Commercial Code, and each Member hereby waives any requirement that any further notice be given thereunder.

16.13           Counterparts.  This Agreement may be executed in multiple counterparts all of which taken together shall constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether otherwise transmitted via electronic transmission), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of an original Agreement for all purposes.  Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be original signatures for all purposes.

16.14           Counsel to Main Street.  From the date hereof, counsel to the Company shall be as from time to time selected by the Board of Managers and, subject to the Texas rules of professional conduct or similar rules in any other jurisdiction, may also be or have been counsel to any Member or to any assignee or Affiliate of a Member.  Norton Rose Fulbright (“Main Street Counsel”) has represented only Main Street in connection with the negotiation and execution of this Agreement.  Each Member acknowledges that Main Street Counsel has not represented (a) the Company except in connection with the Acquisition Transaction and Purchase Agreement, or (b) any Member other than Main Street.  Except as set forth above, Main Street Counsel owes no duties directly to the Company or any Member other than Main Street.  Each Member further acknowledges that while communications with Main Street Counsel concerning the Company and its Members may be confidential with respect to third parties, no Member has any expectation that such communications are confidential with respect to the Company or any Member.

16.15           Authorization of Certain Transactions.  The Company shall have the power to execute, perform and deliver (and each Member hereby consents to the execution, performance and delivery of) all documents with respect to the Acquisition Transaction.

16.16           Governing Law.  This Agreement shall be governed by the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Limited Liability Company Agreement in order to evidence the adoption hereof effective as of the date first written above.

THE COMPANY:

GP Investment Holdings, LLC
a Delaware limited liability company

By:	/s/ Robert M. Shuford
Name:	Robert M. Shuford
Title:	Chief Executive Officer

MEMBERS:

/s/ Brian Pessin
BRIAN PESSIN

Sandra and Norman Pessin JTWROS

/s/ Sandra Pessin
SANDRA PESSIN

/s/ Norman Pessin
NORMAN PESSIN

Main Street Capital Corporation
a Maryland corporation

By:	/s/ Robert M. Shuford
Name:	Robert M. Shuford
Title:	Managing Director

[Signature Page to LLC Agreement]

Exhibit A

MEMBERS

Member’s Name and Address	Outstanding Units	Outstanding Percentage Interests	Capital Contributions

Brian Pessin 310 E. 75th Street, Apt 2A New York, NY 10021	39.4737 Units	3.9474%	$300,000
Sandra and Norman Pessin JTWROS 400 E. 51st Street, PH 31 New York, NY 10022	460.5263 Units	46.0526%	$3,500,000
Main Street Capital Corporation 1300 Post Oak Blvd., Suite 800 Houston, Texas 77056	500.0000 Units	50.0000%	$3,800,000

TOTALS:	1,000.0000 Units	100.0000%	$7,600,000

Exhibit A

Exhibit B

ADDENDUM FOR SPOUSES

The undersigned, being the spouse of Brian L. Pessin agrees to be bound by the provisions of the Limited Liability Company Agreement of GP Investment Holdings, LLC, dated effective as of August 5, 2013 as amended from time to time, to the extent applicable to the undersigned, including specifically provisions set forth in Section 11.2(b) herein relating to these Units being community property and my rights and obligations relating thereto.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated effective 08/05/13.

/s/ Diana S. Pessin
Name:	Diana S. Pessin

Exhibit B